Exhibit 4(g)


                             AIRTOUCH COMMUNICATIONS

                                 RETIREMENT PLAN

                   (AMENDED AND RESTATED AS OF APRIL 1, 1994)

                             AIRTOUCH COMMUNICATIONS

                                 RETIREMENT PLAN

                   (AMENDED AND RESTATED AS OF APRIL 1, 1994)

                                TABLE OF CONTENTS

ARTICLE 1.    Introduction....................................................1
     1.1      Establishment of Plan...........................................1
     1.2      Predecessor Plan................................................1

ARTICLE 2.    Eligibility and Enrollment......................................3
     2.1      Eligible Employees..............................................3
     2.2      Service Requirements............................................3
     2.3      Enrollment......................................................3
     2.4      Rehired Participants............................................4
     2.5      Eligible Employee Hired with Prior Service......................4
     2.6      Suspension of Participation.....................................4
     2.7      Termination of Participation....................................4
     2.8      Limitation on Participation.....................................5
     2.9      Disposition of Subsidiary or Division...........................5
     2.10     Participation During Joint Venture Service......................6

ARTICLE 3.    Basic Contributions.............................................7
     3.1      Amount of Basic Contributions...................................7
     3.2      Allocation of Basic Contributions...............................7

ARTICLE 4.    Salary Deferrals and Employee Contributions.....................9
     4.1      Amount of Salary Deferrals......................................9
     4.2      Amount of Employee Contributions................................9
     4.3      Election to Contribute..........................................9
     4.4      Amendment of Prior Elections....................................9
     4.5      Voluntary Suspension of Contributions..........................10
     4.6      General Limitation on Elections................................10
     4.7      Allocation and Investment of Contributions.....................10

ARTICLE 5.    Matching Contributions.........................................11
     5.1      Amount of Matching Contributions...............................11
     5.2      Limitation on Salary Deferrals and Employee Contributions......11
     5.3      Allocation of Matching Contributions...........................11

                                                                           PAGE
ARTICLE 6.    Variable Contributions..........................................13
     6.1      Amount of Variable Contributions................................13
     6.2      Allocation of Variable Contributions............................13

ARTICLE 7.    Transition Contributions........................................14
     7.1      Amount of Transition Contributions..............................14
     7.2      Investment of Transition Account................................14

ARTICLE 8.    Rollover Contributions..........................................15
     8.1      Requirements for Rollover Contributions.........................15
     8.2      Crediting of Rollover Contributions.............................15
     8.3      Participation...................................................15

ARTICLE 9.    Merger Contributions...........................................16
     9.1      Requirements for a Merger Contribution.........................16
     9.2      Allocation of Merger Contributions.............................16
     9.3      Forfeitures Attributable to Merger Accounts....................16

ARTICLE 10.   Plan Investments...............................................17
     10.1     The Trust Fund; No Reversion...................................17
     10.2     The Company Stock Fund.........................................17
     10.3     The Growth Fund................................................17
     10.4     The Equity Fund................................................18
     10.5     The Money Market Fund..........................................18
     10.6     The Bond Fund..................................................18
     10.7     The Balanced Fund..............................................19
     10.8     The Interest Income Fund.......................................19
     10.9     The Telesis Stock Fund.........................................19
     10.10    Individual Accounts............................................20
     10.11    Investment of Post-Spin Matching Contributions.................22
     10.12    Investment Elections...........................................22
     10.13    Change in Investment Elections.................................22
     10.14    Reinvestment of Accounts.......................................22
     10.15    Limitation on Elections........................................23
     10.16    Establishment of New Fund and New Accounts as of Spin..........24
     10.17    Transfer Elections For Spin Month..............................24
     10.18    Valuation of Stock Funds Due to Spin...........................24

ARTICLE 11.   Withdrawals....................................................25
     11.1     Withdrawals From Employee Accounts and Rollover Accounts.......25
     11.2     Withdrawals From Matching Accounts.............................25
     11.3     Withdrawals From Salary Deferral Accounts......................25
     11.4     Payment of Withdrawals.........................................26

                                                                           PAGE
ARTICLE 12.   Vesting and Forfeitures........................................28
     12.1     One Hundred Percent Vesting....................................28
     12.2     Vesting Schedule...............................................29
     12.3     Vesting After Prior Distributions..............................29
     12.4     Application of Forfeitures.....................................29
     12.5     Reinstatement of Forfeitures...................................30
     12.6     Restoration of Contributions...................................31
     12.7     Vesting for Joint Venture Employees............................31

ARTICLE 13.   Amount and Distribution of Plan Benefits.......................32
     13.1     Amount of Plan Benefits........................................32
     13.2     Time of Distribution...........................................32
     13.3     Earliest Time of Distribution..................................32
     13.4     Latest Time of Distribution....................................33
     13.5     Participation After Latest Distribution Date...................33
     13.6     Form of Distribution...........................................33
     13.7     Small Benefits.................................................33
     13.8     Direct Rollover Payment Option.................................34
     13.9     Death Benefit..................................................34
     13.10    Certain Transferred Benefits...................................35
     13.11    Certain Employment Terminations Disregarded....................35

ARTICLE 14.   Claims Procedure...............................................36
     14.1     Filing Claims for Benefits.....................................36
     14.2     Denial of Claims...............................................36

ARTICLE 15.  Review Procedure................................................37
     15.1     Appointment of the Committee...................................37
     15.2     Right to Appeal................................................37
     15.3     Form of Request for Review.....................................37
     15.4     Time for Committee Action......................................37
     15.5     Committee Decisions............................................37
     15.6     Rules and Procedures...........................................38
     15.7     Exhaustion of Remedies Required................................38

ARTICLE 16.  Management of Assets............................................39
     16.1     Control and Management of Plan Assets..........................39
     16.2     Investment Authority...........................................39
     16.3     Independent Qualified Public Accountant........................39
     16.4     Expenses.......................................................39
     16.5     Benefit Payments...............................................40
     16.6     Valuation......................................................40
     16.7     Statements.....................................................40

                                                                           PAGE
ARTICLE 17.   Administration of the Plan.....................................41
     17.1     Plan Administration............................................41
     17.2     Employment of Advisors.........................................41
     17.3     Service in Several Fiduciary Capacities........................41

ARTICLE 18.   Amendment and Termination......................................42
     18.1     Right to Amend or Terminate....................................42
     18.2     Effect of Termination..........................................42
     18.3     Allocation of Assets Upon Termination..........................42

ARTICLE 19.   General Provisions.............................................43
     19.1     No Assignment of Property Rights...............................43
     19.2     Incompetence...................................................43
     19.3     Unclaimed Plan Benefits........................................43
     19.4     No Employment Rights...........................................43
     19.5     Beneficiary....................................................44
     19.6     Merger, Consolidation and Transfer of Assets or Liabilities....44
     19.7     Rules of Construction..........................................44
     19.8     Voting of Stock................................................45

ARTICLE 20.   Special Top-Heaviness Rules....................................46
     20.1     Determination of Top-Heavy Status..............................46
     20.2     Minimum Allocations............................................46
     20.3     Minimum Vesting................................................46
     20.4     Adjustment of Contribution Limitations.........................47
     20.5     Special Definitions............................................47

ARTICLE 21.   General Definitions............................................49

ARTICLE 22.   Execution......................................................60

                                   APPENDIX I

                          LIMITATIONS ON CONTRIBUTIONS

                                                                           PAGE
ARTICLE 1.    Definitions....................................................61

ARTICLE 2.    Deferral And Average Deferral Percentage Limitations...........67
     2.1      Return of Excess Deferrals.....................................67
     2.2      Average Deferral Percentage Limitation.........................67
     2.3      Allocation of Excess Contributions to Highly Compensated
              Employees......................................................68
     2.4      Distribution of Excess Contributions...........................68
     2.5      Corrective Qualified Nonelective Contributions.................68
     2.6      Special Rules..................................................69
     2.7      Prospective Limitations on Salary Deferrals....................70

ARTICLE 3.    Average Contribution Percentage Limitations....................71
     3.1      Average Contribution Percentage Limitation.....................71
     3.2      Allocation of Excess Aggregate Contributions to Highly
              Compensated Employees..........................................71
     3.3      Distribution of Excess Aggregate Contributions.................72
     3.4      Use of Salary Deferrals........................................72
     3.5      Corrective QNECs...............................................72
     3.6      Special Rules..................................................72

ARTICLE 4.    Multiple-Use Limitations.......................................74
     4.1      Applicability of the Multiple-Use Limitation...................74
     4.2      Multiple-Use Limitation........................................74
     4.3      Correction of Multiple-Use Limitation..........................75

ARTICLE 5.    Allocation Limitations.........................................76
     5.1      Limitation on Contributions....................................76
     5.2      Effect on Future Contributions.................................76
     5.3      Return of Prior Salary Deferrals and Employee Contributions....76
     5.4      Combined Limitation on Benefits and Contributions..............77
     5.5      Excess Company Contributions...................................77

                             AIRTOUCH COMMUNICATIONS

                                 RETIREMENT PLAN

                   (AMENDED AND RESTATED AS OF APRIL 1, 1994)


ARTICLE 1.   Introduction

      1.1     Establishment of Plan

              Effective as of April 1, 1994, AirTouch Communications adopted the AirTouch Communications Retirement Plan (the "Plan"). The Plan is amended and restated, also as of April 1, 1994, to read as set forth herein. All the assets and liabilities of the PacTel Corporation Retirement Plan, as sponsored by Pacific Telesis Group, were transferred from that plan ("Predecessor Plan") to this Plan as of the effective date of the Plan. The value of each Participant's Accounts under this Plan as of the date of such transfer shall equal the value of the Participant's accounts under the Predecessor Plan as of such date. Such transfer shall constitute a transfer of sponsorship of the Plan from Pacific Telesis Group to PacTel Corporation. The Plan is intended to qualify as a profit-sharing plan under sections 401(a) and 401(k) of the Code.

      1.2     Predecessor Plan

              Effective as of January 1, 1987, the Predecessor Plan was adopted by Pacific Telesis Group for the benefit of the Eligible Employees of PacTel Corporation and other Participating Entities. The Predecessor Plan was intended to qualify as a profit-sharing plan under sections 401(a) and 401(k) of the Code.

              Prior to January 1, 1987, certain Eligible Employees were participants in the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees and the Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees, or the Communications Industries, Inc. Savings and Incentive Plan. Effective as of January 1, 1987, such Eligible Employees ceased active participation in such plans. The Eligible Employees' accounts under the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees and the Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees remain in such plans and will be distributed in accordance with the terms of such plans. Effective as of April 1, 1987, the Communications Industries, Inc. Savings and Incentive Plan was merged into the Predecessor Plan.

              Prior to April 1, 1988, certain Eligible Employees were participants in the Detroit Cellular Telephone Company 401(k) Profit Sharing Plan. Effective as of April 1, 1988, such Eligible Employees ceased active participation in such plan and became participants in the

Predecessor Plan. Effective as of July 1, 1988, the Detroit Cellular Telephone Company 401(k) Profit Sharing was merged into the Predecessor Plan.

              Prior to March 1, 1989, certain Eligible Employees were participants in the Premisys Savings and Retirement Plan. Effective as of March 1, 1989, such Eligible Employees ceased active participation in such plan and became Participants in the Predecessor Plan. Effective as of April 1, 1989, the Premisys Savings and Retirement Plan was merged into the Predecessor Plan. Participants' accounts under the Premisys Savings and Retirement Plan shall be immediately and fully vested under the Predecessor Plan, as under the Premisys Savings and Retirement Plan.

              Effective March 3, 1991, certain participants in the Predecessor Plan who were employees of PacTel Business Systems became employees of PacTel Meridian Systems, a corporation which is not a member of the Affiliated Group, pursuant to an asset purchase agreement with Northern Telecom Inc. Plan benefits, including any nonvested amounts, attributable to these participants were transferred to a defined contribution plan maintained by Northern Telecom Inc.

              Effective April 1, 1994, the assets and liabilities of the Predecessor Plan were transferred to this Plan pursuant to section 414(l) of the Code. This Plan has plan provisions substantially similar to the provisions in the Predecessor Plan.

              Capitalized terms used throughout the text of the Plan are defined in Article 21 in alphabetical order. Capitalized terms used only in Article 20 and Appendix I are defined therein.

ARTICLE 2.   Eligibility and Enrollment

      2.1     Eligible Employees

              The term "Eligible Employee" shall mean any Employee who is employed by a Participating Entity, other than an Employee who is:

              (a) A "leased employee" (within the meaning of section 414(n) of the Code) with respect to the Participating Entity;

              (b) Included in a unit of employees covered by a collective bargaining agreement under which the Employee is not eligible to participate in the Plan; or

              (c) A nonresident alien with respect to the United States; provided that this Subsection (c) shall not apply to an Employee whom the Corporation has designated in writing as an Eligible Employee.

              An individual's status as an Eligible Employee shall be determined by the Corporation, and such determination shall be conclusive and binding on all persons.

      2.2     Service Requirements

              An Eligible Employee shall not be entitled to commence participation in the Plan until he or she has met the service requirement. The service requirement is met after completion of a period of six consecutive calendar months commencing on or after the date the Employee first completes one Hour of Service, but only if the individual completes not less than 500 Hours of Service during such period.

      2.3     Enrollment

              Participation in the Plan is automatic. Participants are permitted but not required to make contributions to the Plan. Enrollment or reenrollment in the Plan occurs only on Entry Dates (except as provided in Sections 2.4 and 2.6). An Eligible Employee shall become a Participant on the Entry Date which occurs after the later of the date the Eligible Employee is employed by a Participating Entity or the date the Eligible Employee meets the service requirement under Section 2.2. Upon becoming a Participant, each Eligible Employee shall designate a Beneficiary pursuant to Section 19.5, shall select the Investment Fund or Funds for the investment of his or her Accounts pursuant to Article 10 and may elect to make Salary Deferrals or Employee Contributions pursuant to Article 4.

      2.4     Rehired Participants

              If a Participant or former Participant is rehired by a Participating Entity as an Eligible Employee, the Employee shall resume participation in the Plan as of the date of reemployment.

      2.5     Eligible Employee Hired with Prior Service

              An Eligible Employee who meets the service requirement upon his or her date of hire by a Participating Entity shall become a Participant on the first Entry Date following the date of hire. An Eligible Employee may meet the service requirement on the date of hire due to (a) prior service as an Employee, but not as an Eligible Employee, (b) prior service with a Joint Venture Employer if such service is included in the Employee's Hours of Service, or (c) prior service with an employer subject to an Interchange Agreement if such service is included in the Employee's Hours of Service.

      2.6     Suspension of Participation

              A Participant's participation in the Plan shall be suspended during any period of time in which the Participant:

              (a) Neither receives nor is entitled to receive any Compensation, including, without limitation, any leave of absence without pay; or

              (b) Does not qualify as an Eligible Employee but remains a Participant, including, without limitation, the period following a termination of employment or a transfer.

              A Participant shall not make any Salary Deferrals or Employee Contributions nor receive any allocation of Company Contributions or Forfeitures with respect to a period of suspended participation. A suspended Participant's Accounts shall remain invested as a part of the Trust Fund and shall continue to share in the gains, income, losses and expenses of the Trust Fund. When a Participant again becomes an Eligible Employee receiving Compensation, active participation shall resume immediately.

      2.7     Termination of Participation

              A Participant's participation in the Plan shall terminate when his or her entire Plan Benefit has been distributed or on the date of his or her death, whichever occurs first. In the case of a Participant who is not entitled to a Plan Benefit, participation in the Plan shall terminate when the Participant ceases to be an Employee.

      2.8     Limitation on Participation

              Any other provision of the Plan notwithstanding, a Participant who is an "accrual participant" in the AirTouch Communications Employees Pension Plan at any time during a Plan Year shall not be eligible to share in the allocation of Basic Contributions under Article 3 and Variable Contributions under Article 6 for that Plan Year or any subsequent Plan Year.

      2.9     Disposition of Subsidiary or Division

              In the event that the Corporation or any of the Participating Entities enters into an agreement to sell its interest in a subsidiary or division in a transaction described in section 409(d)(3) of the Code or to sell substantially all of the assets used in the trade or business of a subsidiary or division in a transaction described in section 409(d)(2) of the Code to an unrelated third party ("Buyer"), the sales agreement entered into by the Corporation or a Participating Entity and the Buyer ("Sales Agreement") may specify that the Plan Benefits, if any, and continuing Plan participation, if any, which will be available to Participants who leave the employment of such subsidiary or division and who continue employment with the Buyer at such subsidiary or division pursuant to the terms of the Sales Agreement ("Acquired Employees"), will be determined pursuant to one of the following provisions:

              (a) Suspended Accounts. If the Sales Agreement provides that Plan Benefits of Acquired Employees are to be determined under this Section 2.9(a), the Acquired Employees shall be treated as suspended Participants as provided under Section 2.6, and the Acquired Employees' accounts shall be treated as set forth in Section 2.6 (hereinafter such an Account shall be referred to as a "Suspended Account"). If an Acquired Employee has a Suspended Account, there shall not be a distribution of a Plan Benefit to the Acquired Employee solely as a result of his or her termination of employment with a Participating Entity. An Acquired Employee with a Suspended Account:

                   (i) Shall be able to make withdrawals under the provisions of
                       Article 11;

                  (ii) Shall be able to direct the reinvestment of his or her
                       Suspended Accounts under the provisions of Section 10.13;

                 (iii) Shall be credited with Hours of Service for any period of employment with the Buyer at the acquired subsidiary or division for vesting purposes, as if such period of employment had been with a member of the Affiliated Group;

                   (iv) Shall not forfeit the nonvested portions of his or her
                        Accounts under the provisions of Section 12.4 before his or her employment terminates with Buyer; and

                   (v) Shall be treated as having ceased to be an Employee on the date he or she terminates employment with Buyer.

              (b) Election Between Distribution and Suspended Account. If the Sales Agreement provides that the Plan Benefits of Acquired Employees are to be determined under Section 2.9(b), an Acquired Employee may elect to
      (i) take a distribution in accordance with Article 13 by filing the prescribed written form with the Corporation within the time limit specified in the Sales Agreement or (ii) have his or her accounts treated as Suspended Accounts under Section 2.9(a) above. If a distribution is properly elected by an Acquired Employee, the distribution must be made prior to the end of the second calendar year following the closing date specified in the Sales Agreement. If a written election for a distribution is not properly made within the time limit specified in the Sales Agreement, the Acquired Employee shall be treated as having elected to leave his or her Accounts in the Plan as Suspended Accounts, and his or her Plan Benefit shall be determined under Section 2.9(a) above.

      2.10    Participation During Joint Venture Service

              In the event that a Participant terminates employment with an Affiliated Group member and immediately (i.e., within 30 days) is hired by a Joint Venture Employer, the Participant's Plan Benefit shall be subject to this
Section 2.10 unless the Participant's Plan Benefit is transferred to a qualified plan maintained by the Joint Venture Employer, pursuant to section 414(1) of the Code and Section 19.6 of the Plan.

              If the Participant's Plan Benefit remains in the Plan, the Participant shall continue to participate as a suspended Participant under
Section 2.6 of the Plan in the same manner as a suspended Participant who continues to be employed by an Affiliated Group member. Such a Participant shall continue to receive vesting credit based on employment with a Joint Venture Employer in accordance with Section 12.7 of the Plan, to be eligible for withdrawals under Section 11.4 of the Plan, and to be ineligible for a distribution until the Participant terminates employment with the Joint Venture Employer in accordance with Section 13.3 of the Plan.

              A period of employment with a Joint Venture Employer which begins or ends within 30 days of a period of employment with another Joint Venture Employer shall be considered employment with a single Joint Venture Employer for purposes of this Section.

ARTICLE 3.   Basic Contributions

      3.1     Amount of Basic Contributions

              For each calendar month, each Participating Entity shall make a Basic Contribution to the Plan. The amount of each Participating Entity's monthly Basic Contribution shall be equal to:

              (a) The Participating Entity's Basic Rate multiplied by the aggregate Compensation for such month attributable to all Participants employed by the Participating Entity during the month, or, if the Participating Entity's Basic Rate is less than 2%, the sum of (i) the Participating Entity's Basic Rate multiplied by the aggregate Compensation for such month attributable to all Participants other than Choice Participants employed by the Participating Entity during the month and
      (ii) 2% multiplied by the aggregate Compensation for such month attributable to all Choice Participants employed by the Participating Entity during the month; less

              (b) The Allocable Forfeitures which arose on the last day of the previous calendar month from Basic Accounts attributable to former Employees of the Participating Entity.

              For purposes of this Section, the "Basic Rate" means a rate from 0% to 6%, as determined by each Participating Entity for a Plan Year (or for the balance of a Plan Year if a Participating Entity first becomes a Participating Entity during a Plan Year). Such rate shall remain in effect until changed by the Participating Entity to another permissible rate. A Participating Entity may change its Basic Rate for the succeeding Plan Year only if such change is made before the beginning of such year.

      3.2     Allocation of Basic Contributions

              A Basic Contribution for a calendar month shall be paid to the Trustee not later than the last day of the following month. As soon as reasonably practicable after a Participating Entity's Basic Contributions for the calendar month have been paid to the Trustee, such contributions shall be allocated among the eligible Participants employed by such Participating Entity during such month. Allocable Forfeitures which were applied to reduce such contributions shall be allocated along with such contributions. Subject to the contribution limitations prescribed by Appendix I, an eligible Participant's allocation for a calendar month shall constitute the same percentage of his or her Compensation for such month as the allocation of each other eligible Participant employed by the same Participating Entity for such month; provided, however, that if the Participating Entity's Basic Rate is less than 2% and the Participating Entity employs one or more Choice Participants, then any eligible Choice Participant's allocation for a calendar month shall be 2% of his or her Compensation for such month. A Participant shall be eligible for an allocation for a calendar month only if the

Participant had Compensation during such month. Each Participant's share of Basic Contributions and Allocable Forfeitures attributable to Basic Accounts for a calendar month shall be credited to his or her Basic Accounts as of the last day of the calendar month.

ARTICLE 4.   Salary Deferrals and Employee Contributions

      4.1     Amount of Salary Deferrals

              A Participant who is not suspended may elect to contribute Salary Deferrals to the Plan. Subject to the contribution limitations prescribed by Appendix I, the amount of such Salary Deferrals for any period of participation may be equal to any whole percentage of the Participant's Compensation for such period but shall not exceed 16% of the Participant's Compensation for such period. Salary Deferrals shall be made through periodic payroll deductions from the Participant's Compensation. For federal tax purposes (and, wherever permitted, for state and local tax purposes), Salary Deferrals shall be deemed employer contributions to the Plan, and a Participant's election to make Salary Deferrals shall constitute an election to have the Participant's taxable compensation reduced by the amount of the Salary Deferrals.

      4.2     Amount of Employee Contributions

              A Participant who is not suspended may elect to make Employee Contributions to the Plan. Subject to the contribution limitations prescribed by Appendix I, the amount of such contributions for any period of participation may be equal to any whole percentage of the Participant's Compensation for such period but shall not exceed 16% of the Participant's Compensation for such period reduced by (a) the Participant's Salary Deferrals for such period and (b) any Voluntary Employee Contributions made by the Participant for such period under any other qualified pension, profit-sharing or stock bonus plan maintained by a member of the Affiliated Group. Employee Contributions under this Section
4.2 may be made by periodic payroll deductions or by a lump sum payment in cash to the Plan once in each Plan Year, if such cash payment is at least $50.

      4.3     Election to Contribute

              A Participant who wishes to make Salary Deferrals pursuant to
Section 4.1 or Employee Contributions pursuant to Section 4.2 shall file with the Participating Entity the form prescribed for this purpose. On such form, the Participant shall specify the rate at which he or she wishes to contribute to the Plan. An election to make Salary Deferrals or Employee Contributions shall be effective as of the first day of any month, by filing the election form no fewer than 15 days before such effective date.

      4.4     Amendment of Prior Elections

              By filing the prescribed form with the Participating Entity, a Participant who is making Salary Deferrals or Employee Contributions may change the rate of such contributions to any other amount permitted under Sections 4.1 and 4.2. An election to change the rate of Salary

Deferrals or Employee Contributions shall be effective as of the first day of any month by filing the election form no fewer than 15 days before such effective date. An election to make Salary Deferrals shall be converted automatically to an election to suspend Salary Deferrals when the Participant's Salary Deferrals for a Plan Year reach the $7,000 limitation under Section 2.1 of Appendix I for such year. A Participant may elect to change the rate of Employee Contributions as of the date the $7,000 limitation is reached without having such election count as one of the two permissible elections permissible under Section 4.6.

      4.5     Voluntary Suspension of Contributions

              By filing the prescribed form with the Participating Entity, a Participant may elect to suspend all Salary Deferrals or Employee Contributions. An election to suspend Salary Deferrals or Employee Contributions shall be effective as of the first day in any month, by filing the election form no fewer than 15 days before such effective date. A Participant who has suspended all Salary Deferrals or Employee Contributions may elect to resume Salary Deferrals or Employee Contributions by following the procedure prescribed by Section 4.3. (If the Participant had already made an election under Sections 4.3 or 4.4 in the Plan Year in which contributions were suspended, then an election to resume contributions cannot take effect prior to the first day of the next following Plan Year because of the limitation of Section 4.6.)

      4.6     General Limitation on Elections

              Any other provision of the Plan notwithstanding, a Participant shall not make more than two elections under Sections 4.3, 4.4 and 4.5 in any single Plan Year, except that a Participant who has already made two such elections may nevertheless elect to suspend all Salary Deferrals or Employee Contributions under Section 4.5.

      4.7     Allocation and Investment of Contributions

              All Salary Deferrals and Employee Contributions shall be transferred to the Trustee for investment in the Trust Fund, as provided in
Article 10, as of the earliest date on which such contributions can reasonably be segregated from the employer's general assets. A Participant's Salary Deferrals, and Employee Contributions for a calendar month shall be credited to the Participant's Salary Deferral Accounts and Employee Accounts, respectively, as of the first day of the following calendar month.

ARTICLE 5.   Matching Contributions

      5.1     Amount of Matching Contributions

              For each calendar month beginning on or after the effective date of Spin, each Participating Entity shall make a Matching Contribution to the Plan. The amount of a Participating Entity's Matching Contribution for a calendar month shall be equal to:

              (a) The Participating Entity's Matching Rate multiplied by the aggregate of the Salary Deferrals and Employee Contributions (as limited by Section 5.3) made for such month by all eligible Participants employed by the Participating Entity during such month; less

              (b) The Allocable Forfeitures which arose on the first day of the calendar month from Matching Accounts attributable to former Employees of the Participating Entity.

              For purposes of this Section 5.1, the "Matching Rate" means a percentage from 0% to 100%, as determined by each Participating Entity for a Plan Year or for the balance of a Plan Year if a Participating Entity first becomes a Participating Entity during a Plan Year. A Participating Entity's Matching Rate shall remain in effect until changed by the Participating Entity to another permissible rate. A Participating Entity may change its Matching Rate for a Plan Year only if such change is made before the beginning of such year.

      5.2     Limitation on Salary Deferrals and Employee Contributions

              To the extent provided by this Article 5, monthly Salary Deferrals and Employee Contributions on behalf of each Participant in excess of 6% of his or her Compensation for such month shall be disregarded.

      5.3     Allocation of Matching Contributions

              A Matching Contribution for a calendar month shall be paid to the Trustee not later than the last day of the following month. As soon as reasonably practicable after a Participating Entity's Matching Contributions for the month have been paid to the Trustee, such contributions shall be allocated among the eligible Participants employed by such Participating Entity during such month. Any Allocable Forfeitures which were applied to reduce such contributions shall be allocated along with such contributions. Subject to the contribution limitations prescribed by Appendix I, an eligible Participant's allocation for a calendar month shall constitute the same percentage of his or her Salary Deferrals and Employee Contributions (as limited by Section 5.2) for such month as the allocation of each other eligible Participant employed by the same Participating Entity for such month. A Participant who made a withdrawal under Section 11.1 or 11.2 shall not be eligible for an allocation under this
Section 5.3 until the expiration of the
six-month period following the month in which the withdrawal was made. Each Participant's share of Matching Contributions and Allocable Forfeitures attributable to Matching Accounts for a calendar month shall be credited to his or her Matching Accounts as of the last day of the calendar month.

ARTICLE 6.   Variable Contributions

      6.1     Amount of Variable Contributions

              For each Plan Year, a Participating Entity may (but need not) make one or more Variable Contributions to the Plan. The amount of any Variable Contribution shall be determined by the Compensation and Personnel Committee, a committee established by the Board of Directors of the Corporation, in its sole discretion; provided, however, that all Variable Contributions, together with other Company Contributions, shall not exceed the maximum amount which is deductible for federal income tax purposes.

      6.2     Allocation of Variable Contributions

              Any Variable Contribution for a Plan Year shall be paid to the Trustee not later than the March 15 of the next following Plan Year. As soon as reasonably practicable after a Participating Entity's Variable Contributions for a Plan Year have been paid to the Trustee, such contributions shall be allocated among the eligible Participants employed by such Participating Entity during the Plan Year. Subject to the contribution limitations prescribed by Appendix I, an eligible Participant's allocation of a Participating Entity's Variable Contribution for a Plan Year shall constitute the same percentage of his or her Compensation paid by the Participating Entity for such year as the allocation of Variable Contributions to each other eligible Participant employed by the same Participating Entity for such year. Allocable Forfeitures which arose during the Plan Year from Variable Accounts attributable to former Employees of all of the Participating Entities shall be allocated to all of the eligible Participants. Subject to the limitations of Appendix I, an eligible Participant's allocation of Allocable Forfeitures from Variable Accounts for a Plan Year shall constitute the same percentage of his or her Compensation for such year as the allocation of each other eligible Participant employed by all of the Participating Entities electing to make Variable Contributions for such year.

              A Participant shall be eligible for an allocation of Variable Contributions and an allocation of Allocable Forfeitures attributable to Variable Accounts under this Section for a Plan Year only if:

              (a) The Participant received Compensation from a Participating Entity which elected to make Variable Contributions for such Plan Year; and

              (b) The Participant either (i) was an Employee on the last day of such year, or (ii) died, attained Retirement Status or incurred a Disability during such year.

              Each Participant's share of Variable Contributions and Allocable Forfeitures attributable to Variable Accounts shall be credited to his or her Variable Accounts as of the last day of the Plan Year for which the allocation was made.

ARTICLE 7.   Transition Contributions

      7.1     Amount of Transition Contributions

              This Article 7 applies only to Transition Credits made under the Predecessor Plan. Transition Credit contributions ceased under the Predecessor Plan for years after 1990.

      7.2     Investment of Transition Account

              The Participant's Transition Account was invested in the same manner as the Participant's other Company Contributions and shall receive allocations of trust income or loss on each Valuation Date in the same manner as the Participant's other Accounts.

ARTICLE 8.   Rollover Contributions

      8.1     Requirements for Rollover Contributions

              An Eligible Employee, whether or not a Participant, may make one or more Rollover Contributions to the Plan. In addition, a suspended Participant who is no longer an Eligible Employee may make one or more Rollover Contributions to the Plan from either (i) a plan maintained by the Pacific Telesis Group if such contribution is made within one year following the effective date of Spin or (ii) the AirTouch Communications Employees Pension Plan if such contribution is made within one year following the date the Participant first becomes eligible for a distribution from such plan. A Rollover Contribution shall be permitted only if it meets both of the following conditions:

              (a) The contribution must be made entirely in the form of U.S. dollars; and

              (b) The Participant or Eligible Employee must demonstrate to the Corporation's satisfaction that the contribution qualifies as (i) an eligible rollover distribution under section 402(c) of the Code, relating to distributions from plans qualified under section 401(a) of the Code, or
      (ii) a rollover contribution under section 408(d)(3)(A)(ii) of the Code, relating to distributions from individual retirement accounts consisting solely of rollovers from qualified plans.

      8.2     Crediting of Rollover Contributions

              A Rollover Contribution shall be paid to the Participating Entity in a lump sum. A Participant or Eligible Employee making a Rollover Contribution shall make an initial investment election under Section 10.12, which shall be applicable solely to such contribution. Each approved Rollover Contribution shall be transferred to the Trustee as soon as reasonably practicable after it is paid to the Participating Entity. The Rollover Contribution shall be credited to Rollover Accounts established for this purpose.

      8.3     Participation

              Before becoming a Participant under Article 2, an Eligible Employee who made a Rollover Contribution shall be considered a Participant solely with respect to his or her Rollover Accounts.

ARTICLE 9.   Merger Contributions

      9.1     Requirements for a Merger Contribution

              If a qualified defined contribution plan (other than a defined-contribution plan subject to section 412 of the Code) is merged into the Plan pursuant to Section 19.6, then the Participant's entire account balance in such other plan shall be transferred to this Plan as a Merger Contribution and shall be credited to his or her Accounts, as provided in Section 9.2, as soon as practicable after the date of transfer. This Article 9 shall not apply to the transfer of assets and liabilities from the Predecessor Plan to this Plan on account of Spin.

      9.2     Allocation of Merger Contributions

              The portion of the Merger Contribution consisting of after-tax employee contributions and earnings thereon shall be credited to the Participant's Employee Account. The portion of the Merger Contribution consisting of before-tax employee contributions under section 401(k) of the Code shall be credited to the Participant's Salary Deferral Account. The portion of the Merger Contribution consisting of rollover contributions within the meaning of Article 8 and earnings thereon shall be credited to his or her Rollover Account. The remaining portion of the Merger Contributions shall be credited to one or more Merger Accounts, depending upon the type of employer accounts under the transferor plan.

              A Merger Account shall vest in accordance with Section 12.2 of the Plan; provided, however, that a Participant's vested interest in such Merger Account shall not be less than the Participant's vested interest in his or her corresponding account under the transferor plan as of the date of transfer. In all other respects, the provisions of the Plan shall apply to the Merger Account as though the Merger Account were a Company Account.

      9.3     Forfeitures Attributable to Merger Accounts

              Any Forfeitures arising from Merger Accounts applicable to former Employees of a Participating Entity shall be added to the Allocable Forfeitures applicable to one or more of the Basic Accounts, Matching Accounts and Transition Accounts of such former Employees, as such Participating Entity shall determine, and such Forfeitures shall reduce such Participating Entity's required Company Contributions.

ARTICLE 10.  Plan Investments

      10.1    The Trust Fund; No Reversion

              The Trust Fund shall be comprised of the Investment Funds described in this Article 10. Except as provided in Subsections (a) and (b) below, the assets of the Plan shall never inure to the benefit of any Participating Entity and shall be held for the exclusive purpose of providing benefits to Participants or their Beneficiaries and of defraying the reasonable expenses of administering the Plan.

              (a) In the case of a Company Contribution which was made by virtue of a mistake of fact, this Section 10.1 shall not prohibit the return of such contribution to the appropriate Participating Entity within 12 months after the payment of such contribution.

              (b) All Company Contributions are conditioned upon the deductibility thereof under section 404 of the Code. To the extent that a deduction is disallowed for a Company Contribution, this Section 10.1 shall not prohibit the return of such contribution (to the extent disallowed) to the appropriate Participating Entity within 12 months after the disallowance of the deduction.

      10.2    The Company Stock Fund

              The Company Stock Fund shall be invested primarily in shares of Stock. The Company Stock Fund shall consist of all Stock held by the Trustee and all cash held by the Trustee which is derived from dividends (if any), Company Contributions, Salary Deferrals, Employee Contributions, Rollover Contributions, Merger Contributions and Forfeitures to be invested in the Company Stock Fund and proceeds from the sale or redemption of Stock. Such cash shall be used to purchase shares of Stock in the open market or by private purchases, including without limitation purchases from the Corporation, at a price not to exceed their fair market value on the date of purchase. The foregoing notwithstanding, if the Corporation and the Trustee have entered into a direct stock purchase agreement, shares of Stock shall be purchased in accordance with such agreement. Each Account invested in the Company Stock Fund shall be maintained on a dollar value basis, and such Account shall reflect the dollar values allocated to such Account as of each Valuation Date.

      10.3    The Growth Fund

              The Growth Fund shall be invested in those equity securities, debt securities or other investments of any kind which have potential for above-average, long-term capital appreciation rather than current dividend income, including (without limitation) stock of smaller companies in emerging growth industries or in early stages of their product or market cycles. The Growth Fund shall consist of all Growth Fund investments held by the

Trustee and all cash held by the Trustee which is derived from dividends, interest, rents or other income from Growth Fund investments, Company Contributions, Salary Deferrals, Employee Contributions, Rollover Contributions, Merger Contributions and Forfeitures to be invested in the Growth Fund and proceeds from the sale or redemption of Growth Fund investments. Pending investment in Growth Fund investments, such cash may be invested in short-term obligations, in the sole discretion of the Trustee, subject to any investment guidelines adopted by the Corporation. Each Account invested in the Growth Fund shall be maintained on a dollar value basis, and such Account shall reflect the dollar values allocated to such Account as of each Valuation Date.

      10.4    The Equity Fund

              The Equity Fund shall be invested primarily in those equity securities which are the same as, or comparable to, securities included in the Standard & Poor's 500 stock index. The Equity Fund shall consist of all Equity Fund investments held by the Trustee and all cash held by the Trustee which is derived from dividend or other income from Equity Fund investments, Company Contributions, Salary Deferrals, Employee Contributions, Rollover Contributions, Merger Contributions and Forfeitures to be invested in the Equity Fund and proceeds from the sale or redemption of Equity Fund investments. Pending investment in the Equity Fund Investments, such cash may be invested in short-term obligations, in the sole discretion of the Trustee, subject to any investment guidelines adopted by the Corporation. Each Account invested in the Equity Fund shall be maintained on a dollar value basis, and such Account shall reflect the dollar values allocated to such Account as of each Valuation Date.

      10.5    The Money Market Fund

              The Money Market Fund shall be invested primarily in short-term debts of the U.S. Government, U.S. government agencies, and corporations. The Money Market Fund shall consist of all Money Market Fund investments held by the Trustee and all cash held by the Trustee which is derived from Company Contributions, Salary Deferrals, Employee Contributions, Rollover Contributions, Merger Contributions and Forfeitures to be invested in the Money Market Fund. Pending investment in Money Market Instruments, such cash may be invested in short-term obligations, in the sole discretion of the Trustee, subject to any investment guidelines adopted by the Corporation. Each Account invested in the Money Market Fund shall be maintained on a dollar value basis, and such Account shall reflect the dollar values allocated to such Account as of each Valuation Date.

      10.6    The Bond Fund

              The Bond Fund shall be invested in obligations of the U.S. government, governmental obligations and corporations which are of a long term nature. The Bond Fund shall consist of all Bond Fund investments held by the Trustee and all cash held by the Trustee which is derived from Company contributions, Salary Deferrals, Employee Contributions,

Rollover Contributions, Merger Contributions and Forfeitures to be invested in the Bond Fund. Pending investment in the group trust, such cash may be invested in short-term obligations, in the sole discretion of the Trustee, subject to any investment guidelines adopted by the Corporation. Each Account invested in the Bond Fund shall be maintained on a dollar value basis, and such Account shall reflect the dollar values allocated to such Account as of each Valuation Date.

      10.7    The Balanced Fund

              The Balanced Fund shall be invested primarily in a combination of stock, bonds and money market instruments. The Balanced Fund shall consist of all Balanced Fund investments held by the trustee and all cash held by the Trustee which is derived from Company Contributions, Salary Deferrals, Employee Contributions, Rollover Contributions, Merger Contributions and Forfeitures to be invested in the Bond Fund. Pending investment in Balanced Fund Investments, such cash may be invested in short-term obligations, in the sole discretion of the Trustee, subject to any investment guidelines adopted by the Corporation. Each Account invested in the Balanced Fund shall be maintained on a dollar value basis, and such Account shall reflect the dollar values allocated to such Account as of each Valuation Date.

      10.8    The Interest Income Fund

              The Interest Income Fund shall be invested and reinvested in (a) investment contracts, purchased from insurance companies or other financial institutions, which provide for a specified rate of return during a specified term with respect to all deposits received in a particular period and (b) on and after January 1, 1995, in debts and obligations of the U.S. government, U.S. government agencies, other governments and agencies and corporations. The Income Interest Fund shall consist of all Income Interest Fund investments held by the Trustee and all cash held by the Trustee which is derived from Company Contributions, Salary Deferrals, Employee Contributions, Rollover Contributions, Merger Contributions and Forfeitures to be invested in the Income Interest Fund and proceeds from the redemption or maturity of Income Interest Fund investments. Such cash shall be invested as provided in this Section 10.8. Each Account invested in the Income Interest Fund shall be maintained on a dollar value basis, and such Account shall reflect the dollar values allocated to such Account as of each Valuation Date.

      10.9    The Telesis Stock Fund

              The Telesis Stock Fund shall be invested primarily in the common stock of Pacific Telesis Group acquired by the Predecessor Plan before Spin. The Telesis Stock Fund shall consist of all the common stock of Pacific Telesis Group held by the Trustee at Spin which was derived from dividends, Company Contributions, Salary Deferrals, Employee Contributions, Rollover Contributions, Merger Contributions and Forfeitures. Effective as of April 1, 1994 and the first day of each month thereafter, no further contributions or transfers from other Investment

Funds shall be made to the Telesis Stock Fund. Any dividends received by the Telesis Stock Fund and otherwise allocable to the Participants' Telesis Stock Fund Accounts shall be transferred to the Participants' corresponding Company Stock Accounts. Each Account invested in the Telesis Stock Fund shall be maintained on a dollar value basis, and such Account shall reflect the dollar values allocated to such Account as of each Valuation Date.

      10.10   Individual Accounts

              To the extent required by the terms of the Plan or by a Participant's elections under the Plan, the following accounts shall be maintained for a Participant:

              (a)       "Company Stock Basic Account";
              (b)       "Company Stock Pre-Spin Matching Account";
              (c)       "Company Stock Post-Spin Matching Account";
              (d)       "Company Stock Variable Account";
              (e)       "Company Stock Transition Account";
              (f)       "Company Stock Salary Deferral Account";
              (g)       "Company Stock Employee Account";
              (h)       "Company Stock Rollover Account";
              (i)       "Company Stock QNEC Account;
              (j)       "Company Stock Merger Account;
              (k)       "Growth Basic Account";
              (l)       "Growth Pre-Spin Matching Account";
              (m)       "Growth Variable Account";
              (n)       "Growth Transition Account";
              (o)       "Growth Salary Deferral Account";
              (p)       "Growth Employee Account";
              (q)       "Growth Rollover Account";
              (r)       "Growth QNEC Account";
              (s)       "Growth Merger Account";
              (t)       "Equity Basic Account";
              (u)       "Equity Pre-Spin Matching Account";
              (v)       "Equity Variable Account";
              (w)       "Equity Transition Account";
              (x)       "Equity Salary Deferral Account";
              (y)       "Equity Employee Account";
              (x)       "Equity Rollover Account";
             (aa)       "Equity QNEC Account";
             (bb)       "Equity Merger Account"
             (cc)       "Money Market Basic Account";
             (dd)       "Money Market Pre-Spin Matching Account";
             (ee)       "Money Market Variable Account";

             (ff)       "Money Market Transition Account";
             (gg)       "Money Market Salary Deferral Account";
             (hh)       "Money Market Employee Account";
             (ii)       "Money Market Rollover Account";
             (jj)       "Money Market QNEC Account";
             (kk)       "Money Market Merger Account";
             (ll)       "Bond Basic Account";
             (mm)       "Bond Pre-Spin Matching Account";
             (nn)       "Bond Variable Account";
             (oo)       "Bond Transition Account";
             (pp)       "Bond Salary Deferral Account";
             (qq)       "Bond Employee Account";
             (rr)       "Bond Rollover Account";
             (ss)       "Bond QNEC Account";
             (tt)       "Bond Merger Account";
             (uu)       "Balanced Basic Account";
             (vv)       "Balanced Pre-Spin Matching Account";
             (ww)       "Balanced Variable Account";
             (xx)       "Balanced Transition Account";
             (yy)       "Balanced Salary Deferral Account";
             (zz)       "Balanced Employee Account";
            (aaa)       "Balanced Rollover Account";
            (bbb)       "Balanced QNEC Account";
            (ccc)       "Balanced Merger Account";
            (ddd)       "Interest Income Basic Account";
            (eee)       "Interest Income Pre-Spin Matching Account";
            (fff)       "Interest Income Variable Account";
            (ggg)       "Interest Income Transition Account";
            (hhh)       "Interest Income Salary Deferral Account";
            (iii)       "Interest Income Employee Account";
            (jjj)       "Interest Income Rollover Account";
            (kkk)       "Interest Income QNEC Account"; and
            (lll)       "Interest Income Merger Account"
            (mmm)       "Telesis Stock Basic Account"
            (nnn)       "Telesis Stock Pre-Spin Matching Account"
            (ooo)       "Telesis Stock Variable Account";
            (ppp)       "Telesis Stock Transition Account";
            (qqq)       "Telesis Stock Salary Deferral Account";
            (rrr)       "Telesis Stock Employee Account";
            (sss)       "Telesis Stock Rollover Account";
            (ttt)       "Telesis Stock QNEC Account"; and
            (uuu)       "Telesis Stock Merger Account"

    10.11   Investment of Post-Spin Matching Contributions

            Matching Contributions for each calendar month commencing on and after April 1, 1994 shall be allocated to the Company Stock Post-Spin Matching Account. Such Account shall be invested solely in the Company Stock Fund.

    10.12   Investment Elections

            Each Participant's share of new Company Contributions (other than Matching Contributions attributable to calendar months beginning on or after April 1, 1994) and Allocable Forfeitures, and his or her new Salary Deferrals and Employee Contributions, shall be invested in one or more of the Investment Funds, other than the Telesis Stock Fund and, prior to January 1, 1995, the Interest Income Fund. The Participant shall select the percentage of the combined contributions which is to be invested in each Investment Fund; provided, however, that the percentage which may be directed to any single Investment Fund shall be a multiple of 10%. Each Participant shall make an investment election by filing the prescribed form with the Participating Entity before participation commences. A Participant may make a separate investment election (within the limits prescribed by this Section 10.12), applicable solely to a Rollover Contribution or a Merger Contribution, by filing the prescribed form with the Participating Entity on or before the date when such contribution is transferred to the Plan. If a Participant fails to direct the manner in which Rollover Contributions, Salary Deferrals, Employee Contributions, Company Contributions and Allocable Forfeitures are to be invested, then he or she shall be deemed to have elected to have all such amounts invested entirely in the Money Market Fund. Each Participant's share of QNECs shall be invested in the same Investment Funds and in the same proportion as set forth in the Participant's investment directions in effect as of the effective date of the allocation.

    10.13   Change in Investment Elections

            Effective as of the first day of any month, a Participant who is an Employee may change his or her investment directions with respect to Salary Deferrals, Employee Contributions, Company Contributions (other than Matching Contributions attributable to calendar months beginning on or after Spin) and Forfeitures to be credited thereafter. Any such change shall be made by filing a notice on the prescribed form with the Participating Entity at least 15 days before the effective date of the change.

    10.14   Reinvestment of Accounts

            Effective as of the first day of any month, a Participant may direct that his or her Accounts (other than the Company Stock Post-Spin Matching Account) be reallocated among the Investment Funds. The Participant may transfer a percentage (from 10% to 100%, in multiples of 10%) of the combined value of all such Accounts invested in any Investment Fund to like Accounts invested in one or more of the other Investment Funds, subject to all of the following conditions:

            (a) The amount transferred from an Investment Fund shall be transferred to other Investment Funds in multiples of 10%;

            (b) No amount may be transferred to an Investment Fund if at the same time an amount was transferred from such Fund;

            (c) No amount may be transferred from the Interest Income Fund described in Section 10.8 to the Money Market Fund, the Bond Fund, or the Company Stock Fund;

            (d) No amount may be transferred to the Telesis Stock Fund or, prior to January 1, 1995, to the Interest Income Fund.

            (e) No amount attributable to the Company Stock Post-Spin Matching Account may be transferred out of the Company Stock Fund.

The value of a Participant's interest in an Investment Fund shall be determined as of the Valuation Date immediately preceding the effective date of the transfer. Any transfer shall be made by filing a notice on the prescribed form with the Participating Entity at least 15 days before the effective date of the transfer.

    10.15   Limitation on Elections

            The effective date of any election under Section 10.12, 10.13, or
10.14 shall occur at least three months after the effective date of the last election under any such section. However, for purposes of this limitation, the following rules shall apply.

            (a) If an election under Section 10.13 and an election under Section
    10.14 are effective on the same date, such elections shall be treated as a single election.

            (b) A deemed election under Section 10.12 for failure to make an election shall be treated as an election subject to this limitation.

            (c) A special election under Section 10.12 for a Rollover Contribution shall be permitted regardless of the limitation under this
    Section 10.15.

            (d) An election to transfer amounts from the Company Stock Fund to any other permissible fund shall be permitted on a monthly basis, without regard to the three month rule limit under this Section 10.15.

            (e) An election made under the Predecessor Plan shall be deemed made under this Plan.

    10.16   Establishment of New Fund and New Accounts as of Spin

            Effective as of March 31, 1994, the AirTouch Stock Fund was established as a new Investment Fund under the Predecessor Plan. Effective as of April 1, 1994 all of the Investment Funds held in the Predecessor Plan were transferred to this Plan. The AirTouch Stock Fund under the Predecessor Plan shall be renamed the Company Stock Fund and the Company Stock Fund under the Predecessor Plan shall be renamed the Telesis Stock Fund. All other Investment Funds shall have the same names under this Plan as they had under the Predecessor Plan.

            Effective as of April 1, 1994, the value of each Account (before transfers or distributions effective as of such date) attributable to each Participant shall equal the value under the Predecessor Plan as of March 31, 1994.

    10.17   Transfer Elections For Spin Month

            To the extent permitted by Section 10.14 and 10.15, a Participant may transfer amounts among Investment Funds effective as of April 1, 1994. If any amount is directed into or out of the Company Stock Fund, the election shall be deemed to apply only to the Company Stock Fund in effect as of April 1, 1994, consisting of cash and the common stock of AirTouch Communications.

            In addition to the regular transfers permitted under Sections 10.14 and 10.15, a Participant may make a special election effective as of April 1, 1994, regardless of when the Participant's last election was made. The Participant may elect to transfer amounts to or from the Company Stock Fund and from the Telesis Stock Fund. To the extent necessary to satisfy these elections, a Participant may transfer amounts to and from other Investment Funds, as permitted by Section 10.14.

            An election under this Section 10.17 shall not be effective unless it is made in writing on a special election form and filed with the administrator in accordance with the instructions set forth in the employee communications package relating to Spin.

    10.18   Valuation of Stock Funds Due to Spin.

            For the purpose of valuing the Company Stock Fund and the Telesis Stock Fund as of April 30, 1994, the values of a share of Stock and a share common stock of Pacific Telesis Group may be valued based on the average of closing prices for a number of trading days between April 15, 1994 and May 15, 1994 deemed appropriate by the Trustee to average the fluctuations in value due to Spin. Thereafter, the Company Stock Fund and the Telesis Stock Fund shall be valued in the manner provided in Section 16.6.

ARTICLE 11. Withdrawals

    11.1    Withdrawals From Employee Accounts and Rollover Accounts

            A Participant who has Employee Accounts or Rollover Accounts may withdraw from such Accounts any amount which does not exceed the value of such Accounts (subject to Section 11.4). A Participant who wishes to make a withdrawal under this Section 11.1 shall file an election with the Participating Entity on the prescribed form. A Participant shall not be permitted to make more than two withdrawals under this Section 11.1 and under Section 11.2 in any period of 12 consecutive months. A Participant shall not be eligible to receive an allocation of Matching Contributions for the six calendar months following the month in which a withdrawal under this Section 11.1 is made.

    11.2    Withdrawals From Matching Accounts

            If a Participant's Matching Accounts are 100% vested, the Participant may withdraw from his or her Matching Accounts any amount which does not exceed the value of such Accounts (subject to Section 11.4). A Participant who wishes to make a withdrawal under this Section 11.2 shall file an election with the Participating Entity on the prescribed form. A Participant shall not be permitted to make more than two withdrawals under this Section 11.2 and under
Section 11.1 in any period of 12 consecutive months. A Participant shall not be eligible to receive an allocation of Matching Contributions for the six calendar months following the month in which a withdrawal under this Section 11.2 is made.

    11.3    Withdrawals From Salary Deferral Accounts

            A Participant who has attained age 59-1/2 or who suffers a hardship may withdraw from his or her Salary Deferral Accounts any amount which does not exceed the lesser of the aggregate amount of his or her Salary Deferrals or the value of such Accounts (subject to Section 11.4). A Participant who makes a hardship withdrawal before reaching the age of 59-1/2 shall not be eligible to receive an allocation of Matching Contributions for the six calendar months following the month in which such a withdrawal under this Section 11.3 is made. A Participant who has not attained age 59-1/2 and who wishes to make a hardship withdrawal shall file a request with the Corporation on the prescribed form, and such request shall specify the reason or reasons why such withdrawal is required. The Corporation shall authorize a hardship withdrawal only if the Participant has demonstrated that an immediate and heavy financial need exists, has demonstrated that the withdrawal is necessary to satisfy such need and has withdrawn the entire amount available under Section 11.1 and 11.2.

            An immediate and heavy financial need exists only if the need arises within 120 days of the date that the Participant files a withdrawal request form and only if the need arises from one or more of the following reasons:

            (a) Medical expenses (as defined in section 213(d) of the Code) which were incurred by the Participant, the Participant's spouse or any dependent (as defined in section 152 of the Code);

            (b) The purchase (excluding mortgage payments) of a principal residence of the Participant;

            (c) The cost of tuition of a post-secondary education for the Participant, the Participant's spouse, children or dependents (as defined in section 152 of the Code);

            (d) The need to prevent the eviction of the Participant from the Participant's principal residence or the foreclosure on the mortgage of the Participant's principal residence; or

            (e) The income taxes and penalty taxes payable to a state or federal government on account of a hardship withdrawal payable from this Plan, but in no event shall such amount exceed the amount of the hardship under
    (a)-(d) above.

The Corporation, at its sole discretion, may require documentation of the immediate and heavy financial need and the amount of such need.

            A withdrawal is necessary to satisfy the financial need only if the need cannot be relieved by one or more of the following resources: (i) through reimbursement or compensation from insurance or otherwise, (ii) by reasonable liquidation of the Participant's assets (to the extent that such liquidation would not itself cause an immediate and heavy financial need), (iii) by cessation of Salary Deferrals and Employee Contributions to this Plan, or by other distributions or loans from any plan maintained by the Affiliated Group or any other employer, or
(iv) by borrowing from commercial sources on reasonable commercial terms. A Participant's resources shall include the assets of the Participant's spouse and minor children that are reasonably available to the Participant. The Corporation shall reasonably rely on the Participant's statements that the need cannot be relieved by one or more of the resources listed above.

            The Corporation, based on the foregoing criteria, may deny a hardship withdrawal or may authorize a hardship withdrawal in an amount which is equal to or less than the amount requested by the Participant. The Corporation shall not authorize a hardship withdrawal which is greater than the amount necessary to relieve the hardship.

    11.4    Payment of Withdrawals

            A Participant shall be eligible to make withdrawals under Sections 11.1, 11.2 and 11.3 only if, on the date that the Participant files the prescribed election form with the Participating Entity, the Participant is either an Employee or a former Employee who is then employed by a Joint Venture Employer. Each withdrawal shall be deemed to be made pro rata from the Investment Funds in which the affected Accounts are invested and shall be based on the value of such Accounts as of the Valuation Date next preceding the date of distribution. A withdrawal shall be paid in the form specified in Section
13.6. Payment shall be made as soon as reasonably practicable after the request for the withdrawal was received (or approved, in the case of a hardship withdrawal under Section 11.3) by the Participating Company. No withdrawal is permitted from a Participant's Basic Accounts, Variable Accounts, Transition Accounts or QNEC Accounts. Withdrawals may be made from a Merger Account which is treated as a Company Account to the same extent that withdrawals may be made from a comparable Company Account originating from contributions made to this Plan, but no withdrawals may be made from a Merger Account which was treated by the transferor plan in a manner comparable to the treatment of Basic Accounts, Variable Accounts, or Transition Accounts under this Plan. No withdrawal is permitted in an amount less than the lesser of (a) $250 or (b) the entire amount available to the Participant as a withdrawal.

ARTICLE 12.  Vesting and Forfeitures

    12.1    One Hundred Percent Vesting

            A Participant's interest in his or her Salary Deferral Accounts, Employee Accounts, Rollover Accounts and QNEC Accounts shall be 100% vested at all times. A Participant's interest in his or her Company Accounts shall become 100% vested when the earliest of the following events occurs:

            (a)  The Participant completes five Years of Service;

            (b) The Participant, before ceasing to be an Employee, attains the age of 65 years;

            (c) The Participant ceases to be an Employee by reason of Disability;

            (d) The Participant dies while employed as an Employee;

            (e) The Participant ceases to be an Employee with an entitlement to payments under the PacTel Corporation Separation Pay Plan;

            (f) The Plan is terminated, or the Plan undergoes a partial termination which affects the Participant, before the Participant ceases to be an Employee;

            (g) Company Contributions are completely discontinued; or

            (h) The Participant is employed by Pacific Telesis Group or any of its subsidiaries as of April 1, 1994. Full vesting pursuant to this subsection (h) applies only to the Participant's Company Accounts as of March 31, 1994.

            Certain Participants whose accounts under the Premisys Savings and Retirement Plan were transferred to this Plan as of April 1, 1989 shall have a 100% vested interest in their Company Accounts.

12.2        Vesting Schedule

            Before a Participant becomes 100% vested under Section 12.1, the Participant shall be vested in a percentage of each of his or her Company Accounts determined from the following schedule:

                                                     Vested Percentage of
          Years of Service                          Participant's Company
      Completed by Participant                             Accounts
      ------------------------                      ---------------------

       Less than 3 years                                       0%
       3 but less than 4 years                                60%
       4 but less than 5 years                                80%
       5 or more years                                       100%

The foregoing notwithstanding, to the extent that the Corporation declares all or a portion of any Company Contribution to be a QNEC, that portion shall be 100% vested at all times.

    12.3    Vesting After Prior Distributions

            Section 12.2 shall be applied as set forth in this Section 12.3 in the case of any Participant who received one or more prior distributions from his or her Company Accounts, who thereafter has not incurred a Permanent Service Break, and who is not yet 100% vested in the Company Accounts. The vested portion of each Company Account shall be determined in two steps. First, the Participant's vested percentage under Section 12.2 shall be applied to the sum of (a) the value of each Company Account plus (b) the aggregate amount of the Participant's prior distributions from such Company Account. Then, the aggregate amount of the Participant's prior distributions from such Company Account shall be subtracted.

    12.4    Application of Forfeitures

            Except as provided in Section 12.7 below, the nonvested portion of a Participant's Company Account shall constitute a forfeiture as of the last day of the calendar month in which the Participant's employment with the Affiliated Group terminates. Forfeitures shall be applied as necessary in the following order:

            (a) To restore Company Contributions pursuant to Section 12.6;

            (b) To restore Forfeitures pursuant to Section 12.5; and

            (c) To adjust Company Contributions as described below.

            Forfeitures arising from Basic Accounts and Matching Accounts on the first day of a calendar month shall be applied to reduce the Basic Contributions and Matching Contributions, respectively, for such month, as provided in Sections 3.1 and 5.1. Forfeitures arising from the Variable Accounts on the first day of each calendar month in the Plan Year shall be added to the Variable Contributions for such year, as provided in Section 6.2. Forfeitures arising from Merger Accounts shall be applied as provided in Section 9.3. If Allocable Forfeitures cannot be applied as described in the foregoing manner for any reason, including the withdrawal of an entity as a Participating Entity, such Forfeitures (regardless of the Account from which the Forfeitures arose) shall be added to the Allocable Forfeitures under Sections 3.1 and 5.1 of other Participating Entities, either in the proportion that each Participating Entity's required Company Contributions under Articles 3 and 5 for the current calendar month (before reduction for any Forfeitures) bear to the total of such contributions of all of the Participating Entities or in such other manner as may be determined by the Committee. In addition and notwithstanding any other provision of the Plan, the Committee may elect to treat the Employees of two or more Participating Entities as Employees of a single Participating Entity for purpose of reallocation of Forfeitures under Sections 3.1, 5.1, 6.2 and 9.3.

    12.5    Reinstatement of Forfeitures

            If a Participant is rehired as an Employee before incurring a Permanent Service Break, then the amount of the Participant's Forfeitures (without adjustment for income, gains, expenses and losses of the applicable Investment Fund or Funds) shall be reinstated to his or her Company Accounts. Reinstatement of a Participant's Forfeitures attributable to his or her Basic Accounts, Matching Accounts and Transition Accounts shall be made as of the last day of the calendar month in which the rehire occurs. Such reinstatement shall be made from other Forfeitures which arose during such month from the Basic Accounts, Matching Accounts and Transition Accounts (whichever is applicable) of former Employees of the Participating Entity which reemployed the Participant. Reinstatement of a Participant's Forfeitures attributable to his or her Variable Accounts and Merger Accounts shall be made as soon as practicable after rehire, but not later than the close of the Plan Year in which the rehire occurs. Such reinstatement shall be made from other Forfeitures which arose during such year from Variable Accounts and Merger Accounts (whichever is applicable) of former Employees of the Participating Entity which reemployed the Participant. If other Forfeitures are insufficient to reinstate a rehired Participant's Forfeitures as of the last day of the reinstatement period, such Participating Entity shall make a special contribution in the amount required to reinstate the Forfeitures. After any reinstatement, Section 12.3 may be applicable to the determination of the vested portion of the Participant's Company Accounts. In no event shall a Participant's Forfeitures be reinstated if he or she is not rehired as an Employee before incurring a Permanent Service Break. Any amount forfeited under
Section 3.3 of Appendix I shall not be reinstated under this Section 12.5.

    12.6    Restoration of Contributions

            If a Participant was improperly excluded from an allocation of Company Contributions and Allocable Forfeitures under Articles 3, 5 or 6, then the amount that should have been allocated to his or her Accounts (including adjustments for income, gains, expenses or losses of the Investment Fund or Funds determined under Section 16.6) shall be credited to such Accounts as soon as practicable, but in no event later than 60 days following the date the error was discovered. Restoration to Basic Accounts, Matching Accounts or Variable Accounts shall be made from current Forfeitures which arise from the corresponding Accounts of former Employees of the Participating Entity which employs the Participant. If such Forfeitures are insufficient to restore a Participant's Accounts as of the last day of the restoration period, such Participating Entity shall make a special contribution in the amount required to restore a Participant's Accounts.

    12.7    Vesting for Joint Venture Employees

            If a Participant is hired by a Joint Venture Employer within 30 days after ceasing to be an Employee or an employee of another Joint Venture Employer, the Participant's service with the Joint Venture Employer shall be recognized for vesting purposes to the extent that such service is included in the Participant's Hours of Service. If such service is counted, the nonvested portion of the Participant's Company Account shall not be forfeited until the first day of the calendar month following the month in which the Participant terminates employment with the Joint Venture Employer and is no longer receiving vesting credit under the Plan.

            If an Employee is hired by an Affiliated Group member within 30 days after terminating employment with a Joint Venture Employer, the Participant's prior service with the Joint Venture Employer shall be recognized for vesting purposes, to the extent such service is included in the Participant's Hours of Service. Such service shall also be recognized for participation purposes pursuant to Section 2.5.

ARTICLE 13.  Amount and Distribution of Plan Benefits

    13.1    Amount of Plan Benefits

            A Participant's Plan Benefit shall include such Participant's entire interest in his or her Salary Deferral Accounts, Employee Accounts, Rollover Accounts and QNEC Accounts. To the extent that a Participant is vested under
Article 12 in his or her Company Accounts, such Participant's Plan Benefit shall also include the vested percentage of his or her Company Accounts. The value of a Plan Benefit shall be the value of the vested portion of the Accounts as of the most recent practicable Valuation Date preceding the distribution date for such Plan Benefit. Such Valuation Date shall in no event be earlier than the Valuation Date coinciding with or next following the date when the Participant ceases to be an Employee, except to the extent that an earlier Valuation Date is required for in-service distributions under Sections 13.4 and 13.5. Notwithstanding any other provision of the Plan relating to distributions, all distributions hereunder shall be made in accordance with the regulations under section 401(a)(9) of the Code, including section 1.401(a)(9)-2. Such provisions shall override any Plan provisions that are inconsistent with such legal requirements. A Participant's vested interest in the Plan shall not be divested for cause or otherwise forfeited (but the market value of such interest may decline).

    13.2    Time of Distribution

            Subject to Sections 13.3, 13.4 and 13.5, a Participant's Plan Benefit shall be distributed to him or her as soon as reasonably practicable after the Valuation Date coinciding with or next following the date when the Participating Entity receives a completed distribution election form. This form shall be signed by the Participant and filed with the Participating Entity. Where applicable, the distribution election form shall constitute the written consent of the Participant to the distribution of his or her Plan Benefit before he or she attains age 65.

    13.3    Earliest Time of Distribution

            Except to the extent that an earlier distribution is required or requested under Section 13.4, a Participant's Plan Benefit shall not be distributed before the date that the Participant ceases to be an Employee. The foregoing sentence shall not apply in the case of a Participant who ceases to be an Employee due to employment with a Joint Venture Employer within 30 days following termination of employment with the Affiliated Group or who ceases to be an Employee on April 1, 1994 due to employment with Pacific Telesis Group (including any member of its controlled group within the meaning of section 414(b) of the Code) as of such date. In such a case, the Participant's Plan Benefit shall not be distributed before the date the Participant ceases to be employed by a Joint Venture Employer or Pacific Telesis Group and its controlled group members. Effective as of the date the Internal Revenue Service issues a favorable determination letter with respect to the Plan, the preceding two sentences shall not apply to Participants who are employed by Pacific Telesis Group and its controlled group members as of the effective date of Spin.

    13.4    Latest Time of Distribution

            In the case of a Participant who attains age 70-1/2 after 1987, the Participant's Plan Benefit shall be distributed to him or her no later than the April 1 next following the close of the calendar year in which the Participant attains age 70-1/2, whether or not the Participant ceases to be an Employee. In the case of a Participant who attained age 70-1/2 before 1988 and who has never been a 5% owner (as defined in Code section 416(i)), distribution of the Participant's Plan Benefit is not required until the April 1 next following the year in which the Participant ceases to be an Employee. However, any such Participant in the preceding sentence may elect to receive a distribution before ceasing to be an Employee by filing the prescribed form pursuant to Section 13.2.

    13.5    Participation After Latest Distribution Date

            If a Participant continues to participate in the Plan after the Participant's latest distribution date, as determined under Section 13.4, the Participant shall receive a distribution of any additional Plan Benefit as of each December 31 following such latest distribution date. The Plan Benefit as of each such December 31 shall include any Company Contributions, Employee Contributions and Salary Deferrals which were actually made after December 31, but which were allocated to the Participant's Accounts as of such December 31 or any earlier date within the Plan Year. Payment of the Plan Benefit shall be made as soon as practicable after all of the allocations have been made for the Plan Year, but in no event later than the close of the following Plan Year. The value of the Plan Benefit so distributed shall be determined under Section 13.1.

            A Participant who ceases to be an Employee after his or her latest distribution date may elect to receive his or her remaining Plan Benefit earlier than the distribution date provided in the preceding paragraph by filing the prescribed form pursuant to Section 13.2.

    13.6    Form of Distribution

            A Participant's Plan Benefit shall be distributed in the form of a single sum in cash, except that, if any portion of the Participant's Plan Benefit is invested in the Company Stock Fund or the Telesis Stock Fund, the Participant (or, in the case of his or her death, the Beneficiary) may elect to receive such Plan Benefit in whole shares of stock held by both Investment Funds and cash for any fractional shares.

    13.7    Small Benefits

            If the Participant ceases to be an Employee or dies and if the value of a Participant's vested Plan Benefit equals $3500 or less (including a Plan Benefit of $0), then the Plan Benefit shall be paid (or deemed paid if the Plan Benefit is $0) to such Participant (or, in the case of his or her death, to the Beneficiary) in a single sum under Section 13.6 or a rollover payment under
Section 13.8 (if elected), as soon as reasonably practicable thereafter. The Valuation Date attributable to this distribution shall be the Valuation Date coinciding with or next following the date when the Participants ceases to be an Employee (or dies, if applicable) or the date when the Plan Administrator is first aware of such termination or death, if later. This Section shall not apply to a Participant who ceases to be an Employee due to employment with a Joint Venture Employer within the 30 day period following termination of employment with the Affiliated Group.

    13.8    Direct Rollover Payment Option

            A Participant who elects a distribution under Section 13.6 or who is eligible to receive a mandatory distribution under Section 13.7 may elect a direct transfer of such distribution to another retirement plan that is qualified under section 401(a) of the Code and that will accept the distribution, or, to an individual retirement account under section 408(a) of the Code. The election of a direct transfer shall be made at the same time the Participant elects to receive a distribution, or, in the case of an automatic distribution under Section 13.7, no later than 30 days after the date the Participant receives notification in writing of the direct transfer payment option.

            A Beneficiary who is the surviving spouse of a Participant may elect a direct transfer of a distribution payable under Section 13.7 or 13.9, except that the direct transfer must be made to an individual retirement account. A Beneficiary other than the surviving spouse is not eligible to elect a direct transfer of the distribution otherwise payable.

            The following Plan Benefits are not eligible to be transferred to another retirement plan or an individual retirement account and shall be paid directly to the Participant or surviving spouse, as applicable:

            (a) The portion of the Plan Benefit equal to the Participant's Employee Contributions;

            (b) The portion of the Plan Benefit that is a minimum required distribution under section 401(a)(9) of the Code because the Participant attained age 70-1/2; and

            (c) Any portion of the Plan Benefit payable in the form of an annuity under Section 13.10.

The Committee shall make such rules as it deems necessary to implement this section.

    13.9    Death Benefit

            If any Participant dies before receiving his or her entire Plan Benefit, then such Participant's Beneficiary shall be entitled to receive such Plan Benefit in a single sum. The distribution ordinarily shall be made as soon as reasonably practicable after the Valuation Date coinciding with or next following the date of the Participant's death. However, the Beneficiary may elect to defer the distribution to a date not later than five years after the Participant's death or, if the Beneficiary is the spouse of the Participant, a date not later than the April 1 next following the close of the calendar year in which the Participant would have attained age 70-1/2.

    13.10   Certain Transferred Benefits

            The provisions of Section 13.6 shall not apply to any Merger Account which was transferred from the Detroit Cellular Telephone Company 401(k) Profit Sharing Plan to this Plan on July 1, 1988. The value of any such Merger Account shall be distributed in the form of an annuity contract, unless, during the election period the Participant elects (with the consent of the Participant's spouse, if the Participant is married on the annuity starting date) to waive the distribution of such balance in the form of a qualified joint and survivor annuity. The annuity contract shall be purchased from an insurance company for an annuity consideration equal to the value of the portion of the Participant's Plan Benefit which is attributable to the Merger Account, and shall provide for the payment of a qualified joint and survivor annuity. With respect to a Participant who is married on the annuity starting date, the term "qualified joint and survivor annuity" shall mean an annuity which is payable for the life of the Participant, under which the amount of each payment made to the surviving spouse, following the death of the Participant, shall be equal to 50% of the amount of each payment made during the life of such Participant, except that, if the Participant and the spouse so elect (during the election period), then the amount payable during the life of the Participant shall be so reduced, and the amount payable during the life of the surviving spouse shall be so increased, as that the amount of each payment made during the life of the surviving spouse shall be equal to either 75% or 100% of the amount of each payment made during the life of the Participant. With respect to a Participant who is not married on the annuity starting date, the term "qualified joint and survivor annuity" shall mean a single life annuity, payable during the life of the Participant. For purposes of this Section 13.10, the term "election period" shall mean the period of 90 consecutive days that ends on the annuity starting date, and the term "annuity starting date" shall mean that date on which the Participant's Plan Benefit shall actually be distributed as provided in Section 13.2. All elections made by the Participant shall be in writing and the consent of the spouse shall meet the requirements of Section 19.5 regarding consent to name beneficiaries. The provisions of this Section 13.10 shall not apply in any case in which a Merger Account is part of a benefit distributable under the provisions of
Section 13.7.

    13.11   Certain Employment Terminations Disregarded

            A Participant who terminates employment as an Employee shall not be deemed to have ceased to be an Employee, for purposes of Section 13.3, in any case in which such Participant is employed or reemployed as an Employee within 30 days following such termination of employment.

ARTICLE 14.  Claims Procedure

    14.1    Filing Claims for Benefits

            Claims for benefits under the Plan shall be made in writing on the prescribed form and shall be signed by the Participant or by his or her Beneficiary, as the case may be. All claims for or inquiries concerning benefits under the Plan shall be submitted to the Corporation at the address prescribed from time to time for this purpose.

    14.2    Denial of Claims

            In the event that any claim for benefits is denied in whole or in part, the Corporation shall notify the applicant in writing of such denial and shall advise the applicant of the right to a review thereof. Such written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the Plan provisions on which the denial is based, a description of any information or material necessary for the applicant to perfect the application, an explanation of why such material is necessary and an explanation of the Plan's review procedure. Such written notice shall be given to the applicant within 90 days after the Corporation received the claim in proper form, except that such 90-day period may be extended for an additional 90 days if special circumstances exist. The Corporation shall advise the applicant of such circumstances in writing within the first 90-day period. If the Corporation does not provide the applicant with written notice of its decision within the applicable time period, the applicant's claim shall be deemed to have been denied as of the last day of the applicable time period.

ARTICLE 15.  Review Procedure

    15.1    Appointment of the Committee

            The Corporation from time to time shall appoint a Committee consisting of three or more individuals, who may (but need not) be employees of the Corporation. The Committee shall be the named fiduciary that has the authority to act with respect to appeals from denials of claims under the Plan.

    15.2    Right to Appeal

            Any applicant whose claim for benefits was denied in whole or in part (or such applicant's authorized representative) may appeal from the denial by submitting to the Committee a written request for a review of the claim within three months after receiving written notice of the denial, or within three months after the date when a claim may be deemed to have been denied. The Corporation shall give the applicant (or the applicant's authorized representative) an opportunity to review pertinent materials, other than legally privileged documents, in preparing such request for review.

    15.3    Form of Request for Review

            The request for review shall be made in writing and shall be submitted to the Committee in care of the Corporation at the address prescribed from time to time for this purpose. The request for review shall set forth all of the grounds on which it is based, all facts in support thereof and any other matters which the applicant deems pertinent. The Committee may require the applicant to submit such additional facts, documents or other material as the Committee may deem necessary or appropriate in making its review.

    15.4    Time for Committee Action

            The Committee shall act upon each request for review within 60 days after the Committee received the request for review in proper form, except that such 60-day period may be extended for an additional 60 days if special circumstances exist. The Committee shall advise the applicant of such circumstances in writing within the first 60-day period.

    15.5    Committee Decisions

            The Committee shall give prompt written notice of its decision to the applicant and to the Participating Entity. In the event that the Committee confirms the denial of the claim for benefits in whole or in part, such notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for such denial and specific references to the Plan provisions on which the decision was based. In the event that the Committee determines that the claim for benefits should not have been denied in whole or in part, the Corporation shall take appropriate remedial action as soon as reasonably practicable after receiving notice of the Committee's decision.

    15.6    Rules and Procedures

            The Committee shall establish such rules, procedures and interpretations, consistent with the Plan and ERISA, as it may deem necessary or appropriate in carrying out its responsibilities under this Article . The Committee may require an applicant who wishes to submit additional information in connection with an appeal from a denial of benefits to do so at his or her own expense.

    15.7    Exhaustion of Remedies Required

            No legal or equitable action for benefits under the Plan shall be brought unless and until the applicant (a) has submitted a written claim for benefits in accordance with Article 14, (b) has been notified that the claim is denied, (c) has filed a written request for a review of the claim in accordance with this Article 15 and (d) has been notified in writing that the Committee has affirmed the denial of the claim; provided, however, that such an action may be brought after the Corporation or the Committee has failed to act on the claim within the time prescribed in Sections 14.2 and 15.4, respectively.

ARTICLE 16.  Management of Assets

    16.1    Control and Management of Plan Assets

            The Corporation is a named fiduciary with respect to control over and management of the assets of the Plan, but only to the extent of (a) having the duty to appoint one or more trustees to hold all assets of the Plan in trust, (b) having the authority to remove any trustee so appointed and to appoint one or more successor trustees, (c) having the duty to enter into a trust agreement with each trustee or successor trustee so appointed, (d) having the authority to appoint one or more Investment Managers for any Plan assets, to enter into an investment management agreement with each Investment Manager so appointed and to remove such Investment Manager and (e) having the authority to direct the investment of any Plan assets not assigned to an Investment Manager. Each Investment Manager appointed by the Corporation shall acknowledge in writing that such Investment Manager is a fiduciary with respect to the Plan.

    16.2    Investment Authority

            The Trustee shall have the exclusive authority and discretion to invest, manage and control the assets of the Plan, except to the extent that the Corporation has allocated the authority to manage such assets to one or more Investment Managers or has retained such authority. Any Investment Manager appointed under Section 16.1 shall have the exclusive authority to manage, including the power to direct the acquisition and disposition of, the Plan assets assigned to it by the Corporation, including the power to invest Plan assets in a group trust. The Corporation shall have authority to issue general investment guidelines governing investments by the Trustee and Investment Manager(s).

    16.3    Independent Qualified Public Accountant

            The Corporation shall engage an independent qualified public accountant to conduct such examinations and to express such opinions as may be required by section 103(a)(3) of ERISA. The Corporation in its discretion may remove and discharge the person so engaged, in which event it shall appoint a successor independent qualified public accountant to perform such examinations and express such opinions.

    16.4    Expenses

            Brokerage fees, transfer taxes and other expenses incident to the purchase or sale of securities by the Trustee shall be deemed to be part of the cost of such securities or shall be deducted in computing the proceeds therefrom (as the case may be). Taxes, if any, on any assets held, or income received, by the Trustee shall be charged appropriately against the Accounts, as the Corporation shall determine. All other expenses of the Plan and the Trust Fund shall be paid by the Trustee out of the Trust Fund pursuant to the terms of the Trust Agreement, except such expenses as are paid by the Corporation. The Corporation shall have complete and unfettered discretion to determine whether an expense of the Plan shall be paid by the Corporation or out of the Trust Fund, and the Corporation's discretion and authority to direct the payment of expenses out of the Trust Fund shall not be limited in any way by any prior decision or practice regarding payment of the expenses of the Plan.

    16.5    Benefit Payments

            All benefits and withdrawals payable pursuant to the Plan shall be paid by the Trustee out of the Trust Fund pursuant to the directions of the Corporation and the terms of the Trust Agreement.

    16.6    Valuation

            The Trustee shall value each Investment Fund at its fair market value as of each Valuation Date. Before the amount of any forfeiture is determined, each Account shall be valued as of each Valuation Date to reflect the percentage of any increase or decrease in the fair market value of the applicable Investment Fund since the preceding Valuation Date. Each Account shall be credited with a share of any such increase or decrease in the proportion that the value of such Account on the preceding Valuation Date bore to the sum of the values of all Accounts invested in the same Investment Fund on such date (other than Accounts which have been distributed in their entirety). In addition, under written procedures to be adopted by the Corporation, a portion of the contributions and Allocable Forfeitures allocated to Accounts during the period since the preceding Valuation Date shall also share in such increase or decrease.

    16.7    Statements

            A statement shall be prepared and distributed to each Participant at least annually. Such statement shall reflect the status of the Participant's Accounts (including the fair market value thereof) and shall contain such other information as the Corporation may prescribe.

ARTICLE 17.  Administration of the Plan

    17.1    Plan Administration

            The Corporation is the named fiduciary with respect to the operation and administration of the Plan, and the Corporation is the "administrator" and "plan sponsor" of the Plan (as such terms are used in ERISA). The Corporation shall make such rules, interpretations and computations and shall take such other actions to administer the Plan as it may deem appropriate. The Corporation shall have sole discretion to interpret the terms of the Plan and to determine eligibility for Plan benefits. The Corporation's rules, interpretations, computations and actions shall be conclusive and binding on all persons. In administering the Plan, the Corporation (a) shall act in a nondiscriminatory manner to the extent required by section 401(a) and related sections of the Code and (b) shall at all times discharge its duties in accordance with the standards set forth in section 404(a)(1) of ERISA.

    17.2    Employment of Advisors

            The Corporation may retain such attorneys, actuaries, accountants, consultants or other persons to render advice or to perform services with regard to its responsibilities under the Plan as it shall determine to be necessary or desirable. The Corporation may designate by written instrument (signed by both parties) one or more persons to carry out, where appropriate, fiduciary responsibilities under the Plan. The Corporation's duties and responsibilities under the Plan which have not been delegated to other fiduciaries pursuant to the preceding sentence shall be carried out by its directors, officers and employees, acting individually or as members of a committee. They shall act on behalf and in the name of the Corporation in their capacities as directors, officers and employees and not as individual fiduciaries.

    17.3    Service in Several Fiduciary Capacities

            Nothing herein shall prohibit any person or group of persons from serving in more than one fiduciary capacity with respect to the Plan (including service both as the administrator and as a trustee of the Plan).

ARTICLE 18.  Amendment and Termination

    18.1    Right to Amend or Terminate

            The Corporation may amend or terminate the Plan at any time and for any reason, by action of its Board of Directors or by action of a committee or individual(s) acting pursuant to a valid delegation of authority. In addition, any Participating Entity may amend its Company Contributions by action of its board of directors or by action of a committee or individual(s) acting pursuant to a valid delegation of authority. No amendment of the Plan, however, shall (a) reduce the benefit of any Participant accrued under the Plan prior to the date when such amendment is adopted or (b) divert any part of the Plan's assets to purposes other than the exclusive purpose of providing benefits to the Participants and Beneficiaries who have an interest in the Plan and of defraying the reasonable expenses of administering the Plan.

    18.2    Effect of Termination

            Upon termination of the Plan, no assets of the Plan shall revert to the Participating Entities or be used for or diverted to purposes other than the exclusive purpose of providing benefits to Participants and Beneficiaries and of defraying the reasonable expenses of termination (except as otherwise provided in Article 10). Upon termination of the Plan, the Trust Fund shall continue in existence until it has been distributed entirely as provided in Section 19.3.

    18.3    Allocation of Assets Upon Termination

            Upon termination of the Plan, the Trust Fund shall continue in existence until the Accounts of each Participant have been distributed to such Participant (or to such Participant's Beneficiary) as provided in Article 13; provided, however, that the assets of the Plan shall be allocated in accordance with the requirements of section 403(d)(l) of ERISA.

ARTICLE 19.  General Provisions

    19.1    No Assignment of Property Rights

            The interest or property rights of any person in the Plan, in any Account or in any payment to be made under the Plan shall not be anticipated, assigned (either at law or in equity), alienated or made subject to attachment, garnishment, levy, execution or other legal or equitable process. Any act in violation of this Section 19.1, whether voluntary or involuntary, shall be void. This Section 19.1 shall not apply with respect to qualified domestic relations orders described in section 414(p) of the Code and section 206(d) of ERISA. The Corporation shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under qualified domestic relations orders. Notwithstanding any provision of the Plan which restricts the time at which account balances may be distributed to or withdrawn by a Participant, a distribution may be made to an alternate payee as soon as practicable following the date when the Corporation determines such order to be qualified.

    19.2    Incompetence

            If, in the opinion of the Corporation, any individual becomes unable to handle properly any amounts payable to such individual under the Plan, then the Corporation may make such arrangements for payment on such individual's behalf as it determines will be beneficial to such individual, including (without limitation) payment to such individual's guardian, conservator, spouse or dependent.

    19.3    Unclaimed Plan Benefits

            If any Plan Benefit, or a portion thereof, would be distributable under the Plan but the Corporation is unable to locate the Participant or Beneficiary to whom the distribution is payable for three consecutive Plan Years, then the Participant's Accounts may be closed after the third consecutive Plan Year during which such distribution is payable but the Participant or Beneficiary cannot be found. The amount of the unpaid Plan Benefit shall be treated as a Forfeiture. If, however, the Participant or Beneficiary subsequently makes a proper claim to the Corporation for any Plan Benefit which was reallocated, then such Plan Benefit (adjusted for income, gains, expenses and losses of the applicable Fund or Funds) shall be restored to the Participant's Accounts pursuant to Section 12.5. The Plan Benefit shall thereafter be distributable in accordance with the terms of the Plan.

    19.4    No Employment Rights

            Nothing in the Plan shall be deemed to give any individual any right to remain in the employ of any Participating Entity or to affect the right of such Participating Entity to terminate such individual's employment at any time, with or without cause.

    19.5    Beneficiary

            Upon commencement of participation, each Participant shall, by filing the prescribed form with the Corporation, name one or more persons as the Beneficiary who will receive any distribution payable under the Plan in the event of the Participant's death. If the Participant has not named a Beneficiary or if none of the named Beneficiaries is living when any payment is to be made, then (a) the spouse of the deceased Participant shall be the Beneficiary, or (b) if the Participant has no spouse living at the time of such payment, the then living children of the deceased Participant shall be the Beneficiaries in equal shares, or (c) if the Participant has neither spouse nor children living at the time of such payment, the estate of the Participant shall be the Beneficiary. The Participant may change his or her Beneficiary designation from time to time in accordance with procedures established by the Corporation. Any designation of a Beneficiary (or an amendment or revocation thereof) shall be effective only if it is made in writing on the prescribed form and is received by the Corporation prior to the Participant's death. Any other provision of this Section 19.5 notwithstanding, any Beneficiary designation by a Participant which does not designate his or her surviving spouse as the sole primary Beneficiary shall be valid only if the spouse consented to such designation. The spouse's consent shall be in writing, shall acknowledge the effect of the Participant's designation and shall be witnessed by a notary public or, if permitted by the Corporation, by a representative of the Plan. A consent, once given by a spouse, shall not be revocable by such spouse. The spouse's consent shall not be required if the Participant established to the Corporation's satisfaction that it could not be obtained because the spouse could not be located or because of other reasons deemed acceptable under applicable regulations.

    19.6    Merger, Consolidation and Transfer of Assets or Liabilities

            The Plan shall not be merged or consolidated with any other plan, and no assets or liabilities of the Plan shall be transferred to any other plan, unless each Participant would receive a Plan Benefit immediately after the merger, consolidation or transfer (if the Plan were then terminated) which is equal to or greater than the Plan Benefit which such Participant would have been entitled to receive immediately before such merger, consolidation or transfer (if the Plan had then been terminated).

    19.7    Rules of Construction

            The Plan and all rights thereunder shall be interpreted and construed in accordance with ERISA. In the event that there may be deemed to be a conflict between the meaning of any express provision of this Plan and any description or summary of such provision, such provision shall control.

    19.8    Voting of Stock

            Before each annual or special meeting of the shareowners of the Corporation, each Participant who has Accounts invested in the Company Stock Fund shall receive a copy of the proxy soliciting material for the meeting, together with a form requesting the Participant to instruct the Trustee on how to vote the shares of Stock in his or her Accounts. Upon receipt of such instructions, the Trustee shall vote the shares of Stock as instructed. The Trustee shall vote the shares of Stock for which it does not receive voting instructions in the same proportion as it votes the shares of Stock for which it does receive instructions.

            Each Participant who had Accounts invested in the Telesis Stock Fund shall be entitled to direct the Trustee with respect to the voting of shares of Pacific Telesis Group stock for the annual meeting of shareowners held in April, 1994. Thereafter, the Trustee shall vote the shares of Pacific Telesis Group stock in the Telesis Stock Fund, unless the Company directs the Trustee to provide proxy soliciting materials to Participants and requests the Participants to direct the Trustee to vote.

ARTICLE 20.  Special Top-Heaviness Rules

    20.1    Determination of Top-Heavy Status

            Any other provision of the Plan notwithstanding, this Article 20 shall apply to any Plan Year in which the Plan is a Top-Heavy Plan. The Plan shall be considered a "Top-Heavy Plan" for a Plan Year if, as of the Determination Date for such Plan Year, the Top-Heavy Ratio for the Aggregation Group exceeds 60%.

    20.2    Minimum Allocations

            For any Plan Year during which the Plan is a Top-Heavy Plan, the Salary Deferrals, Company Contributions and Forfeitures allocated to each Participant who is not a Key Employee, but who is an Employee on the last day of such Plan Year, shall not be less than the lesser of (a) three percent of his or her Wages or (b) the greatest allocation, expressed as a percentage of Compensation, made to any Participant who is a Key Employee.

            For any Plan Year during which the Plan is a Top-Heavy Plan and the PacTel Corporation Employees Pension Plan is a Top-Heavy Plan, the Salary Deferrals, Company Contributions and Forfeitures allocated to each Participant of this Plan who is also a Participant in the PacTel Employees Pension Plan, and who is not a Key Employee, but who is an Employee on the last day of such plan year, shall not be less than five percent of his or her wages.

    20.3    Minimum Vesting

            In any Plan Year during which the Plan is a Top-Heavy Plan, the vested portion of a Participant's Company Accounts shall be equal to the percentage determined in accordance with the following schedule:

                                                 Vested Percentage of
            Years of Service Completed          Participant's Company
                  by Participant                       Accounts
            --------------------------          ---------------------

            Less than 2 years                             0%
            2 but less than 3 years                      20%
            3 but less than 4 years                      60%
            4 but less than 5 years                      80%
            5 or more years                             100%

            If the Plan ceases to be a Top-Heavy Plan, then (a) this Section
20.3 shall continue to apply to the entire Company Accounts of a Participant who has completed five or more Years of Service as of the close of the last Plan Year in which the Plan was a Top-Heavy Plan and (b) the vested portion of any other Participant's Company Accounts shall never be less than his or her vested portion as of the close of the last Plan Year in which the Plan was a Top-Heavy Plan.

    20.4    Adjustment of Contribution Limitations

            For any Plan Year during which the Plan is a Top-Heavy Plan, the number "1.0" shall be substituted for the number "1.25" wherever it appears in section 415(e)(2) and (3) of the Code.

    20.5    Special Definitions

            For purposes of this Article 20 only, the following definitions shall apply:

            (a)  "Affiliate" means:

                         (i) With respect to a Participating Entity that is a designated member of the Affiliated Group, any entity that is considered to be part of such Participating Entity's controlled group (within the meaning of sections 414(b) and (c) of the Code); and

                         (ii) With respect to a Participating Entity that is not a designated member of the Affiliated Group, a member of the Affiliated Group (determined without regard to the penultimate sentence of Section 21.2.)

            (b) "Aggregation Group" means either the Required Aggregation Group or any Permissive Aggregation Group, as the Corporation may elect.

            (c) "Determination Date" means the first day of the first Plan Year and the last day of the Plan Year prior to the applicable Plan Year for all subsequent Plan Years.

            (d) "Key Employee" means a key employee, as defined in section 416(i) of the Code.

            (e) "Permissive Aggregation Group" means a group of qualified plans which includes (i) the Required Aggregation Group and (ii) one or more plans of an Affiliate which are not part of the Required Aggregation Group. A Permissive Aggregation Group, when viewed as a single plan, must satisfy the requirements of sections 401(a)(4) and 410 of the Code.

            (f) "Required Aggregation Group" means a group of qualified plans which includes (i) each plan of an Affiliate in which a Key Employee participates and (ii) each other plan of an Affiliate which enables any plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410 of the Code.

            (g) "Top-Heavy Plan" with respect to the Plan, is defined in Section
    20.1 of the Plan. The PacTel Employees Pension Plan is a "Top Heavy Plan" if for any plan year, as of the determination date, the present value of the cumulative accrued benefits of all key employees under that plan exceeds sixty percent of the present value of the cumulative accrued benefits of all employees under that plan.

            (h) "Top-Heavy Ratio" means a percentage determined pursuant to section 416(g) of the Code, as of the Valuation Date which coincides with the Determination Date, except that for the first Plan Year, the Top-Heavy Ratio shall be determined as of the Valuation Date coinciding with December 31, 1987, and shall include any contributions allocable as of such date.

ARTICLE 21.  General Definitions

    21.1 "Accounts" means, to the extent applicable to the Participant, one or more of the accounts enumerated in Section 10.10.

    21.2 "Affiliated Group" means a group of one or more chains of organizations connected through ownership with the Corporation, if:

            (a) A controlling interest of each organization, except the Corporation, is owned by one or more of the other organizations, and

            (b) The Corporation owns a controlling interest in at least one of the other organizations, excluding any direct ownership interest by such other organizations.

            For these purposes, "controlling interest" means: (i) in the case of a corporation, ownership of stock possessing at least 80 percent of total combined voting power of all classes of stock entitled to vote of such corporation or at least 80 percent of the total value of shares of all classes of stock of such corporation and (ii) in the case of a partnership or a joint venture which is taxed as a partnership, ownership of at least 80 percent of the profits or capital interest of such partnership or joint venture.

            In addition, the term "Affiliated Group" includes any other entity which the Corporation has designated in writing as a member of the Affiliated Group for purposes of the Plan (a "designated member of the Affiliated Group") and any entity which is part of such designated member's controlled group (within the meaning of sections 414(b) and (c) of the Code). An entity shall be considered a member of the Affiliated Group only with respect to periods for which such designation is in effect or during which the relationship described in subsections (a) and (b) above exists. For this purpose, Pacific Telesis Group and its subsidiaries are designated as members of the Affiliated Group for the period between January 1, 1984 and March 31, 1994.

    21.3 "Allocable Forfeitures" means those Forfeitures which were not applied to restore Company Accounts under Sections 12.5 and 12.6.

    21.4 "Balanced Fund" means a part of the Trust Fund, as described in Section 10.7.

    21.5 "Basic Accounts" means, to the extent applicable to the Participant, one or more of the Company Stock Basic Account, the Growth Basic Account, the Equity Basic Account, the Interest Income Basic Account, the Money Market Basic Account, the Bond Basic Account, the Balanced Basic Account, and the Telesis Stock Basic Account.

    21.6 "Basic Contribution" means a contribution made by a Participating Entity pursuant to Article 3.

    21.7 "Basic Rate" is defined in Section 3.1.

    21.8 "Beneficiary" means one or more persons designated by the Participant (or by the Plan) pursuant to Section 19.5.

    21.9 "Bond Fund" means a part of the Trust Fund, as described in Section
10.6.

    21.10 "Choice Participant" means an individual who:

            (a) Was an Employee of a participating entity under the Predecessor Plan on December 30, 1986;

            (b) Became a participant in the PacTel Corporation Employees Pension Plan (the successor plan due to the merger of the PacTel Corporation Pension Plan and the PacTel Corporation Pension Plan for Salaried Employees) on December 31, 1986;

            (c) Was vested in his or her benefit under the PacTel Corporation Employees Pension Plan as of December 31, 1986;

            (d)  Continued to be an active Employee on August 1, 1987; and

            (e) During the special election period established by the Corporation in August of 1987, irrevocably elected to receive future allocations of Basic, Variable and Transition Contributions under the terms of the Plan rather than to receive accrued benefits under the terms of the PacTel Corporation Employees Pension Plan retroactive to January 1, 1987.

    21.11 "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

    21.12 "Committee" means the AirTouch Communications Retirement Plans Committee designated by the Board of Directors of the Corporation.

    21.13 "Company Accounts" means, to the extent applicable to the Participant, one or more of the Basic Accounts, the Matching Accounts, the Variable Accounts, the Transition Accounts and any Merger Accounts.

    21.14 "Company Contributions" means Basic Contributions, Matching Contributions, Variable Contributions and Transition Contributions.

    21.15 "Company Stock Fund" means a part of the Trust Fund, as described in
Section 10.2.

    21.16 "Compensation" means the basic compensation, commissions, incentive compensation (except for awards under any individual or long term incentive plan), shift differentials and overtime pay paid to the Participant by a Participating Entity. Compensation shall include Salary Deferrals and deferrals under section 125 of the Code (including "Bene$bank" deferrals). For the period that a Participant receives benefits under the Corporation's Sickness and Accident Disability Benefits Plan, the term "Compensation" means the gross benefits received pursuant to such plan before reduction for any offsets provided therein. For the period that a Participant receives pay from a Participating Entity while the Participant is on a Temporary Emergency Military Leave of Absence, "Compensation" means the Participant's basic rate of pay when the leave began rather than the Participant's actual pay from the Participating Entity.

    Compensation for any Plan Year shall not exceed the limit established under section 401(a)(17) of the Code, as adjusted to reflect a cost of living increase. For the Plan Year beginning on April 1, 1994, compensation shall not exceed $150,000, reduced by compensation taken into account in 1994 before Spin under the Predecessor Plan and other qualified defined-contribution plans maintained by members of the Affiliated Group. For purposes of applying the dollar limitation on Compensation established under section 401(a)(17) of the Code, the Compensation of any of the 10 most highly compensated Highly Compensated Employees or any five-percent owner shall be determined by combining the Compensation of such top-10 Highly Compensated Employee or five-percent owner with the Compensation of any Employees who are family members of such top-10 Highly Compensated Employee or five-percent owner. (For purposes of this Section, "family members" means an individual's spouse and any lineal descendants who have not attained age 19 prior to the end of the Plan Year.) If, as a result of the application of such family-aggregation rules, such dollar limitation is exceeded, then the limitation shall be prorated among the individuals in each family-aggregation group in proportion to each such individual's Compensation, determined without regard to the application of the family-aggregation rules or the dollar limitation established under section 401(a)(17) of the Code.

    21.17 "Corporation" means AirTouch Communications, a California corporation prior to the effective date of the reincorporation merger approved by the Board of Directors on September 19, 1994, and a Delaware corporation on and after such date.

    21.18 "Disability" means a condition which entitles a Participant to long-term disability benefits provided by a welfare benefit plan maintained by a Participating Entity.

    21.19 "Eligible Employee" is defined in Section 2.1.

    21.20 "Employee" means an individual who (a) is a common-law employee of a member of the Affiliated Group or (b) is a "leased employee" (within the meaning of section 414(n) of the Code) with respect to a member of the Affiliated Group.

    21.21 "Employee Accounts" means, to the extent applicable to the Participant, one or more of the Company Stock Employee Account, the Growth Employee Account, the Equity Employee Account, the Interest Income Employee Account, the Money Market Employee Account, the Bond Employee Account, and the Balanced Employee Account, and the Telesis Stock Employee Account.

    21.22 "Employee Contributions" means employee contributions (other than Salary Deferrals) made by the Participant pursuant to Article 4.

    21.23 "Entry Date" means the first day of each calendar month, commencing with April 1, 1994.

    21.24 "Equity Fund" means a part of the Trust Fund, as described in Section 10.4.

    21.25 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

    21.26 "Forfeiture" means that part of the Participant's Company Accounts which has not become vested pursuant to Article 12 when he or she ceases to be an Employee.

    21.27 "Growth Fund" means a part of the Trust Fund, as described in Section 10.3.

    21.28 "Highly Compensated Participant" means an individual who during the Plan Year was both a Participant and a Highly Compensated Employee (as defined in Appendix I).

    21.29 "Hour of Service" means all of the following:

            (a) Each hour for which the Employee is paid, or is entitled to payment, for the performance of duties as an Employee;

            (b) Each hour for which the Employee is paid, or is entitled to payment, by an Affiliated Group member on account of a period of time during which the Employee performs no duties (regardless of whether employment has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that not more than 501 Hours of Service shall be credited under this subsection (b) to any Employee on account of a single continuous period during which such Employee does not perform duties; and provided further that no Hours of Service shall be credited under this subsection (b) for any payments applicable to workers' compensation, unemployment compensation, disability insurance laws or reimbursements for medical expenses;

            (c) Each hour not otherwise included in an Hour of Service for which back pay (regardless of mitigation of damages) is awarded or agreed to by an Affiliated Group member; provided, however, that not more than 501 Hours of Service shall be credited under this subsection (c) to any Employee on account of a back-pay award covering a single continuous period during which such Employee has not, or would not have, performed duties;

            (d) Each hour which is required to be recognized under an agreement among Pacific Telesis Group, American Telephone and Telegraph Company and one or more other companies (i) made pursuant to the requirements of section 559 of the Tax Reform Act of 1984 or (ii) made in connection with the reorganization of American Telephone and Telegraph Company and its subsidiaries on January 1, 1984, with respect to certain covered employees who are employed by a covered Participating Entity and who were previously employed by a company, other than a Participating Entity, which is a party to such agreement and any subsidiary or affiliate of such company identified in such agreement;

            (e) Each hour not otherwise included in an Hour of Service which was recognized as an hour of service under a plan from which a Merger Contribution was made to this Plan;

            (f) Each hour not otherwise included in an Hour of Service which is recognized as an hour of service by an Affiliated Group member pursuant to written and nondiscriminatory rules, subject to such conditions and limitations as the Corporation may adopt; and

            (g) Solely for the purpose of determining whether a Permanent Service Break has occurred, each hour which normally would have been credited as an Hour of Service except that the Employee is on a Special Absence or on an unpaid leave of absence. For purposes of the Special Absence only, the Hours of Service under this subsection (g) shall be credited in the Plan Year during which the Special Absence begins (and in no other period), if the Employee would fail to complete more than 500 Hours of Service during such year without regard to this subsection (g). Otherwise, the Hours of Service under this subsection (g) shall be credited in the Plan Year next following the Plan Year during which the Special Absence begins (and in no other period). In no event shall more than 501 Hours of Service be credited under this subsection (g) to any Employee on account of any single Special Absence.

            (h) Each hour for which the Participant is paid by a Joint Venture Employer for a period of service with the Joint Venture employer if such service (i) either begins or ends within 30 days of a period of service with the Affiliated Group, or (ii) either begins or ends within 30 days of a period of service with another Joint Venture Employer, as long as any chain of service with Joint Venture Employers begins or ends within 30 days of employment with the Affiliated Group. For the purpose of determining the number of hours paid by a Joint

    Venture Employer, a period of employment with a Joint Venture Employer consisting of one or more whole calendar months shall be deemed to constitute 190 hours for each whole calendar month, and a period of employment consisting of less than one whole calendar month shall be deemed to constitute 10 hours for each working day of such employment.


    21.30 "Interest Income Fund" means a part of the Trust Fund, as described in
Section 10.5.

    21.31 "Investment Funds" means, to the extent applicable, one or more of the Company Stock Fund, the Growth Fund, the Equity Fund, the Interest Income Fund, the Money Market Fund, the Bond Fund, the Balanced Fund, and the Telesis Stock Fund.

    21.32 "Investment Manager" means any person who is:

            (a) Registered as an investment adviser under the Investment Advisers Act of 1940;

            (b) A "bank," as defined in such Act; or

            (c) An insurance company qualified to perform investment management services under the laws of more than one state.

    21.33 "Joint Venture Employer" means an entity (a) in which the Affiliated Group has an ownership interest of at least 20%, but less and 80% and (b) which is designated as a Joint Venture Employer for the period set forth below:


    Joint Venture Employer                  Designation Dates
    ----------------------                  -----------------

    PacTel Meridian Systems                 From 2/28/88 to 8/1/93 when
                                                   transferred to
                                                   Pacific Telesis Group

    Detroit Cellular Telephone Co.          From date of hire (including
                                                   service before becoming a
                                                   JV) to 9/1/91 when merged
                                                   into New Par

    Bay Area Telephone Company (BACTC)      From date of hire by JV to 9/1/93
                                                   when merged into CMT
                                                   Partnership

    New Par                                 From 9/1/91

    PacTel Teletrac                         From 3/31/92

    CMT Partnership                         From 9/1/93

    21.34 "Matching Accounts" means, to the extent applicable to the Participant, one or more of the Company Stock Pre-Spin Matching Account, the Company Stock Post-Spin Matching Account, the Growth Matching Account, the Equity Matching Account, the Interest Income Matching Account, the Money Market Matching Account, the Bond Matching Account, the Balanced Matching Account, and the Telesis Stock Matching Account.

    21.35 "Matching Contribution" means a contribution made by a Participating Entity pursuant to Article 5.

    21.36 "Matching Rate" is defined in Sections 5.2 and 5.3.

    21.37 "Merger Accounts" means, to the extent applicable to the Participant, one or more Accounts funded with Merger Contributions attributable to employer contributions (other than contributions under section 401(k) of the Code).

    21.38 "Merger Contribution" means an amount which was transferred from another plan to the Plan on behalf of a Participant, pursuant to Section 9.1.

    21.39 "Money Market Fund" means a part of the Trust Fund, as described in
Section 10.5.

    21.40 "Participant" means an individual whose participation in the Plan (a) has commenced pursuant to Sections 2.3, 2.4 or 2.5 and (b) has not yet terminated pursuant to Section 2.7, except that, for purposes of Articles 3, 6 and 7, the term "Participant" shall not include any individual who is an "accrual participant" in the AirTouch Communications Employees Pension Plan.

    21.41 "Participating Entity" means AirTouch Communications and each other member of the Affiliated Group which has been designated as a Participating Entity by the Corporation and which has elected to contribute to the Plan. In addition, a particular division or separate operating unit of a member of the Affiliated Group may be designated as a separate Participating Entity from the Affiliated Group member of which it is a part, including the ability to make separate elections as to the amount of Basic, Matching and Variable Contributions. A division or separate operating unit of an existing Participating Entity may be designated as a separate Participating Entity as of the first day of any calendar month only if the designation is made before such date.

The entities which have been designated as Participating Entities are:

    AirTouch Communications
    AirTouch Paging
    AirTouch Paging of Kentucky, Inc.
    AirTouch Paging of Texas

    AirTouch Paging of California
    AirTouch Cable
    AirTouch International (except Mobilfunk Business)
    AirTouch International - Mobilfunk Business
    AirTouch Mobile Services - Concord Market
    AirTouch Cellular (California) - Los Angeles Market
    AirTouch Cellular (California) - Sacramento Market
    AirTouch Cellular (California) - San Diego Market
    AirTouch Cellular (California) - COO Staff
    AirTouch Cellular (California) - MIS Staff
    AirTouch Cellular (Nevada) - Atlanta Market
    AirTouch Cellular (California) - Wireless Data Division

    21.42 "Permanent Service Break" means five consecutive Plan Years during which the Employee fails to complete more than 500 Hours of Service in each Plan Year.

    21.43 "Plan" means this AirTouch Communications Retirement Plan, as it may be amended from time to time.

    21.44 "Plan Benefit" means the benefit payable to the Participant or to his or her Beneficiary pursuant to Article 12.

    21.45 "Predecessor Plan" means the PacTel Corporation Retirement Plan, as sponsored by Pacific Telesis Group immediately before Spin.

    21.46 "Plan Year" means each calendar year. The first plan year shall be a short year beginning on the effective date of Spin and ending on December 31, 1994.

    21.47 "QNEC" means a qualified non-elective contribution within the meaning of section 401(m)(4)(C) of the Code.

    21.48 "QNEC Accounts" means, to the extent applicable to the Participant, one or more of the Company Stock QNEC Account, the Growth QNEC Account, the Equity QNEC Account, the Interest Income QNEC Account, the Money Market QNEC Account, the Bond QNEC Account, the Balanced QNEC Account, and the Telesis Stock QNEC Account.

    21.49 "Record Date" means the record date that each shareowner of Pacific Telesis Group common stock receives shares of Stock due to the Spin.

    21.50 "Retirement Status" means that the Participant has attained one of the combinations of age and service set forth below:

             (a) 30 years of service and any age;

             (b) 25 years of service and at least age 50;

             (c) 20 years of service and at least age 55; or

             (d) 10 years of service and at least age 65.

For purposes of (a), (b), (c) and (d) above only, "service" means "term of employment" as defined in the AirTouch Communications Employees Pension Plan, determined without regard to eligibility to participate in such plan and without regard to the plan's break in service rules. The foregoing notwithstanding, solely in the case of a former participant in the Communications Industries, Inc. Employees' Pension Plan, "Retirement Status" means that the Participant has attained age 65 or has attained age 55 and completed 15 years of service as defined in such plan. "Retirement Status" is used to determine eligibility for allocations of Variable Contributions in the year of termination of employment with the Affiliated Group.

    21.51 "Rollover Accounts" means, to the extent applicable to the Participant, one or more of the Company Stock Rollover Account, the Growth Rollover Account, the Equity Rollover Account, the Interest Income Rollover Account, the Money Market Rollover Account, the Bond Rollover Account, the Balanced Rollover Account, and the Telesis Stock Rollover Account.

    21.52 "Rollover Contribution" means a contribution made by the Participant pursuant to Article 8.

    21.53 "Salary Deferral" means a contribution made by a Participating Entity on the Participant's behalf pursuant to Section 4.1.

    21.54 "Salary Deferral Accounts" means, to the extent applicable to the Participant, one or more of the Company Stock Salary Deferral Account, the Growth Salary Deferral Account, the Equity Salary Deferral Account, the Interest Income Salary Deferral Account, the Money Market Salary Deferral Account, the Bond Salary Deferral Account, the Balanced Salary Deferral Account, and the Telesis Stock Salary Deferral Account.

    21.55 "Special Absence" means an absence from work which commences on or after January 1, 1987, and which is due to:

             (a) The Employee's pregnancy;

             (b) The birth of the Employee's child;

             (c) The placement of a child with the Employee in connection with the adoption of such child by the Employee; or

             (d) Caring for the child for a period immediately after the birth or placement described in subsections (b) and (c) above, respectively.

An absence shall not be treated as a Special Absence unless the Employee furnishes to the Participating Entity such timely information as the Participating Entity may reasonably require in order to establish that such absence is caused by one of the reasons set forth herein and to determine the number of days for which such absence is continuing.

    21.56 "Spin" means the complete separation of corporate affiliation between PacTel Corporation and the Pacific Telesis Group as of April 1, 1994.

    21.57 "Stock" means the common stock of AirTouch Communications.

    21.58 "Telesis Stock Fund" means a part of the Trust Fund, as described in
Section 10.9.

    21.59 "Transition Accounts" means, to the extent applicable to the Participant, one or more of the Company Stock Transition Account, the Growth Transition Account, the Equity Transition Account, the Interest Income Transition Account, the Money Market Transition Account, the Bond Transition Account, the Balanced Transition Account, and the Telesis Stock Transition Account.

    21.60 "Transition Contribution" means a contribution made by a Participating Entity for periods before January 1, 1991, pursuant to Article 7 then in effect.

    21.61 "Transition Credit" means a Regular Transition Credit or Special Transition Credit, as those terms were defined in Article 7 in effect on December 31, 1990.

    21.62 "Trust Agreement" means the trust agreement(s) between the Corporation and the Trustee, as amended from time to time.

    21.63 "Trustee" means the trustee(s) appointed pursuant to Section 16.1.

    21.64 "Trust Fund" means the trust fund(s) established pursuant to the Trust Agreement.

    21.65 "Valuation Date" means the last business day of each calendar month.

    21.66 "Variable Accounts" means, to the extent applicable to the Participant, one or more of the Company Stock Variable Account, the Growth Variable Account, the Equity Variable

Account, the Interest Income Variable Account, the Money Market Variable Account, the Bond Variable Account, the Balanced Variable Account, and the Telesis Stock Variable Account.

    21.67 "Variable Contribution" means a contribution made by a Participating Entity pursuant to Article 6.

    21.68 "Voluntary Employee Contribution" means any after-tax employee contribution under a qualified retirement plan which is not required in order to participate in such plan and which does not attract a matching employer contribution under such plan.

    21.69 "Wages" means the amounts reported on Form W-2 for income tax withholding purposes.

    21.70 "Year of Service" means a calendar year in which the Employee completes not less than 1,000 Hours of Service. For this purpose, Hours of Service shall not include hours attributable to periods specified in Section 21.29(g).

ARTICLE 22.  Execution

    To record the amendment and restatement of the Plan to read as set forth herein, effective as of April 1, 1994, the Corporation has caused its authorized officer to execute this document on this 15th day of December, 1994.


                                               AIRTOUCH COMMUNICATIONS


                                               By: /s/ Arun Sarin
                                                   ----------------------------
                                                   Arun Sarin

                                   APPENDIX I

                          LIMITATIONS ON CONTRIBUTIONS

ARTICLE 1.  Definitions.

     1.1 "Aggregate 401(k) Contributions" means, for any Plan Year, the sum of the Participant's Salary Deferrals for the Plan Year and the QNECs allocated to the Participant's Accounts as of a date within the Plan Year, to the extent that such QNECs are aggregated with Salary Deferrals pursuant to Section 2.6 of this Appendix I. For the Plan Year beginning on the effective date of Spin, "Aggregate 401(k) Contributions" shall not include any contributions allocated under the Predecessor Plan.

     1.2 "Aggregate 401(m) Contributions" means, for any Plan Year, the sum of the following: the Matching Contributions allocated to the Participant's Accounts as of a date within the Plan Year; the Employee Contributions allocated to the Participant's Accounts as of a date within the Plan Year; the Participant's Salary Deferrals for the Plan Year, to the extent that such Salary Deferrals are aggregated with Matching Contributions pursuant to Section 3.4 of this Appendix I; and the QNECs allocated to the Participant's Accounts as of a date within the Plan Year, to the extent that such QNECs are aggregated with Matching Contributions pursuant to Section 3.5 of this Appendix I. For the Plan Year beginning on the effective date of Spin, "Aggregate 401(m) Contributions" shall not include any contributions allocated under the Predecessor Plan.

    1.3 "Annual Additions" means, for any calendar year, the sum of the following:

             (a) Employee contributions made by the Participant under all qualified defined-contribution or defined-benefit plans maintained by any member of the Section 415 Employer Group, other than this Plan, during such calendar year;

             (b) Employer contributions and forfeitures credited to the Participant under all qualified defined-contribution plans maintained by any member of the Section 415 Employer Group, other than this Plan, as of any date within such calendar year;

             (c) Matching Contributions and Forfeitures credited to the Participant under Article 5 of this Plan (and, for 1994, the Predecessor
     Plan) as of any date within such calendar year; and

             (d) Basic Contributions and Forfeitures credited to the Participant under Article 3 of this Plan (and, for 1994, the Predecessor Plan) as of any date within such calendar year;

             (e) Variable Contributions and Forfeitures credited to the Participant under Article 6 of this Plan (and, for 1994, the Predecessor
     Plan) as of any date within such calendar year; and

             (f) QNECs credited to the Participant under Article 2 of this Appendix I of the Plan (and, for 1994, the Predecessor Plan as of any date within such calendar year); and

             (g) Salary Deferrals and Employee Contributions made by the Participant under Article 4 of this Plan (and, for 1994, the Predecessor
     Plan) during such calendar year.

The term "Annual Addition" does not include Rollover Contributions or Merger Contributions.

     1.4 "Excess Aggregate Contributions" means the amount by which the Aggregate 401(m) Contributions of Highly Compensated Employees are reduced pursuant to Section 3.3 of this Appendix I.

     1.5 "Excess Contributions" means the amount by which the Aggregate 401(k) Contributions of Highly Compensated Employees are reduced pursuant to Section
2.4 of this Appendix I.

     1.6 "Excess Deferrals" means the amount of a Participant's Salary Deferrals and elective deferrals (within the meaning of section 402(g)(3) of the Code) that exceed the limits set forth in Section 2.1 of this Appendix I.

     1.7 "Family Member," for purposes of this Appendix I, means an individual's spouse, lineal ascendants and descendents, and the spouses of such lineal ascendants and descendents.

     1.8 "Highly Compensated Employee" for any Plan Year means any active Employee who, during the look-back year:

             (a) Received Total Compensation of more than $75,000 (or such larger amount as may be adopted by the Commissioner of Internal Revenue to reflect a cost-of-living adjustment);

             (b) Received Total Compensation of more than $50,000 (or such larger amount as may be adopted by the Commissioner of Internal Revenue to reflect a cost-of-living adjustment) and was a member of the Top-Paid Group; or

             (c) Was an officer of a member of the Affiliated Group and received Total Compensation of more than 50 percent of the dollar limitation in effect under section 415(b)(1)(A) of the Code.

             The term "Highly Compensated Employee" also includes: (a) any Employee who is described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and who is one of the 100 Employees who received the most Total Compensation from members of the Affiliated Group during the determination year; and (b) any Employee who is a five-percent owner at any time during the look-back year or determination year. If no officer has satisfied the Total Compensation requirement of (c) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

             If an Employee is, during a determination year or look-back year, a Family Member of either a five-percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Total Compensation paid during such year, then the Family Member and the five-percent owner or top-10 Highly Compensated Employee shall be aggregated. In such case, the Family Member and the five-percent owner or top-10 Highly Compensated Employee shall be treated as a single Employee receiving compensation and Plan contributions and benefits of the Family Member and five-percent owner or top-10 Highly Compensated Employee.

             For purposes of this Section 1.8, the determination year shall be the Plan Year and the look-back year shall be the 12-month period immediately preceding the determination year, unless the Committee makes a calendar-year calculation election in accordance with the regulations under section 414(q) of the Code. The foregoing provisions of this Section 1.8 notwithstanding, for the Plan Year beginning on the effective date of Spin, Highly Compensated Employees shall be determined by (a) treating 1994 as the look-back year, (b) not making a determination-year calculation and (c) taking into account 1994 Total Compensation paid by members of the Affiliated Group (including Pacific Telesis Group) before and after Spin.

             The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the Top-Paid Group, the top 100 Employees, the number of Employees treated as officers and the Total Compensation that is considered, will be made in accordance with section 414(q) of the Code and regulations thereunder.

     1.9 "Highly Compensated Former Employee" means a former Employee who separated from service (or is deemed to have separated) prior to the determination year, performs no service for any member of the Affiliated Group during the determination year, and was a Highly Compensated Employee as an active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday. The determination of who is a Highly Compensated Former Employee will be made in accordance with section 414(q) of the Code and regulations thereunder.

     1.10 "Nonhighly Compensated Employee" for any Plan Year means any active Employee who is not a Highly Compensated Employee.

     1.11 "Section 415 Compensation" means any one of the definitions of compensation described in Subsections (a), (b) and (c) of Section 1.13 of this Appendix I (without regard to the limitations of section 401(a)(17) of the Code) received by an Employee from members of the Section 415 Employer Group. Any definition of Section 415 Compensation shall be used consistently to define the compensation of all Employees taken into account in satisfying the requirements of an applicable provision of this Appendix I for the relevant determination period. For the calendar year 1994, Section 415 Compensation shall be determined by taking into account Section 415 Compensation paid by members of the Section 415 Employer Group before and after Spin.

     1.12 "Section 415 Employer Group" means the Affiliated Group, including Pacific Telesis Group and PacTel Corporation for periods before Spin, except that, for purposes of this Appendix I only, the phrase "more than 50%" shall be substituted for the phrase "at least 80%" wherever it occurs in Section 22.2 of the Plan.

     1.13 "Section 414(s) Compensation" means any one of the following definitions of compensation received by an Employee from members of the Affiliated Group:

             (a) Compensation as defined in Treasury Regulation section 1.415-2(d) or any successor thereto;

             (b) "Wages" as defined in section 3401(a) of the Code for purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(23) of the Code);

             (c) "Wages" as defined in section 3401(a) of the Code for purposes of income tax withholding at the source, plus all other payments of compensation reportable under Code sections 6041(d) and 6051(a)(3) and the regulations thereunder, determined without regard to any rules that limit such Wages or reportable compensation based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(23) of the Code), and modified, at the election of the Corporation, to exclude amounts paid or reimbursed for the Employee's moving expenses, to the extent it is reasonable to believe that these amounts are deductible by the Employee under section 217 of the Code;

             (d) Any of the definitions of Section 414(s) Compensation set forth in Subsections (a), (b) and (c) above, reduced by all of the following items (even if includible in gross income): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits;

             (e) Any of the definitions of Section 414(s) Compensation set forth in Subsections (a), (b), (c) and (d) above, modified to include any elective contributions made by a member of the Affiliated Group on behalf of the Employee that are not includible in gross income under section 125, 402(a)(8), 402(h) or 403(b) of the Code; or

             (f) Any reasonable definition of compensation that does not by design favor Highly Compensated Employees and that satisfies the nondiscrimination requirement set forth in Treasury Regulation section 1.414(s)-1(d) or the successor thereto.

             Any definition of Section 414(s) Compensation shall be used consistently to define the compensation of all Employees taken into account in satisfying the nondiscrimination tests set forth in this Appendix I for the relevant determination period. For purposes of applying the limitations set forth in Articles 2, 3 and 4 of this Appendix I, (a) Section 414(s) Compensation shall not include compensation paid to an Employee for a Plan Year in excess of the limit established under section 401(a)(17) of the Code, as adjusted to reflect a cost-of-living adjustment and (b) for the Plan Year beginning on the effective date of Spin, only Section 414(s) Compensation after March 31, 1994 shall be taken into account and the limit established under section 401(a)(17) shall be prorated by multiplying it by a fraction, the denominator of which is 12 and the numerator of which is the number of months in the Plan Year beginning on April 1, 1994.


     1.13 "Top-Paid Group" for any Plan Year means the top 20 percent (in terms of Total Compensation) of all Employees of the Affiliated Group, excluding the following:

             (a) Any Employee covered by a collective bargaining agreement who is not an Eligible Employee;

             (b) Any Employee who is a nonresident alien with respect to the United States who receives no income with a source within the United States from a member of the Affiliated Group;

             (c) Any Employee who has not completed at least 500 Hours of Service during any six-month period at the end of the Plan Year;

             (d) Any Employee who normally works less than 17 1/2 hours per week;

             (e) Any Employee who normally works no more than six months during any year; and

             (f) Any Employee who has not attained the age of 21 at the end of the Plan Year.

     1.14 "Total Compensation" means "wages," as defined in section 3401(a) of the Code for purposes of income tax withholding at the source, but determined:

             (a) Without regard to any rules that limit the remuneration included in "wages" based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code); and

             (b) By including amounts deferred but not refunded under a cafeteria plan, as such term is defined in section 125(c) of the Code and under a plan, including this Plan, qualified under section 401(k) of the Code.

ARTICLE 2.  Deferral And Average Deferral Percentage Limitations

     2.1     Return of Excess Deferrals

             The aggregate Salary Deferrals of any Participant for any calendar year, together with his or her elective deferrals under any other plan or arrangement to which section 402(g) of the Code applies and that is maintained by an Affiliated Group member, shall not exceed $7,000 (or such larger amount as may be adopted by the Commissioner of Internal Revenue to reflect a cost-of-living adjustment). In the event that the aggregate Salary Deferrals of any Participant for any calendar year, together with any other elective deferrals (within the meaning of section 402(g)(3) of the Code) under all plans, contracts or arrangements of the Affiliated Group and any other employers, exceed $7,000 (or such larger amount as may be adopted by the Commissioner of Internal Revenue to reflect a cost-of-living adjustment), then the Participant may designate all or a portion of such Excess Deferrals as attributable to this Plan and may request a refund of such portion by notifying the Corporation in writing on or before the March 1 next following the close of such calendar year. If timely notice is received by the Corporation, then such portion of the Excess Deferrals, and any income or loss allocable to such portion, shall be refunded to the Participant not later than the April 15 next following the close of such calendar year. If the Participant fails properly to request a distribution of all such Excess Deferrals, and such Excess Deferrals are attributable solely to plans, contracts or arrangements of the Affiliated Group, then the Company shall be deemed to have notice of such Excess Deferrals and shall designate one or more plans maintained by a member of the Affiliated Group from which the refund of Excess Deferrals and allocable income or loss shall be made no later than April 15 next following the close of such calendar year.

             For the Plan Year beginning on April 1, 1994, the maximum Salary Deferrals and elective deferrals under the Affiliated Group plans shall be equal to $9,240, reduced by elective deferrals made in 1994 before Spin under any plan (including the Predecessor Plan) maintained by Pacific Telesis Group.

     2.2     Average Deferral Percentage Limitation.

             The Plan shall satisfy the average deferral percentage test, as provided in section 401(k)(3) of the Code and section 1.401(k)-1 of the regulations issued thereunder. Subject to the special rules described in Section
2.6 of this Appendix I, the Aggregate 401(k) Contributions of Highly Compensated Employees shall not exceed the limits described below:

             (a) An Actual Deferral Percentage shall be determined for each individual who, at any time during the Plan Year, is a Participant (including a suspended Participant) or is eligible to participate in the Plan, which Actual Deferral Percentage shall be the ratio, computed to the nearest one-hundredth of one percent, of the individual's Aggregate 401(k) Contributions for the Plan Year to the individual's Section 414(s) Compensation for the Plan Year;

             (b) The Actual Deferral Percentages (including zero percentages) of Highly Compensated Employees and Nonhighly Compensated Employees shall be separately averaged to determine each group's Average Deferral Percentage; and

             (c) The Aggregate 401(k) Contributions of Highly Compensated Employees shall constitute Excess Contributions and shall be reduced, pursuant to Sections 2.3 and 2.4 of this Appendix I, to the extent that the Average Deferral Percentage of Highly Compensated Employees exceeds the greater of (a) 125 percent of the Average Deferral Percentage of Nonhighly Compensated Employees or (b) the lesser of (i) 200 percent of the Average Deferral Percentage of Nonhighly Compensated Employees or (ii) the Average Deferral Percentage of Nonhighly Compensated Employees plus two percentage points.

     2.3     Allocation of Excess Contributions to Highly Compensated Employees.

             Any Excess Contributions for a Plan Year shall be allocated to Highly Compensated Employees by use of a leveling process, whereby the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage is reduced to the extent required to (a) eliminate all Excess Contributions or (b) cause such Highly Compensated Employee's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next-highest Actual Deferral Percentage. Such leveling process shall be repeated until all Excess Contributions for such Plan Year are allocated to Highly Compensated Employees.

     2.4     Distribution of Excess Contributions.

             Excess Contributions allocated to Highly Compensated Employees for the Plan Year pursuant to Section 2.3 of this Appendix I, together with any income or loss allocable to such Excess Contributions, shall be distributed to such Highly Compensated Employees not later than the March 15 next following the close of such Plan Year, if possible, and in any event no later than the December 31 next following the close of such Plan Year.

     2.5     Corrective Qualified Nonelective Contributions.

             In order to satisfy (or partially satisfy) the Average Deferral Percentage limitation described in Section 2.2 of this Appendix I, the Average Contribution Percentage limitation described in Section 3.1 of this Appendix I or the multiple-use limitation described in Section 4.2 of this Appendix I (or more than one of such limitations), a Participating Entity may elect to make a QNEC on behalf of each eligible Participant employed by that Participating Entity as of the last day of that Plan Year. The amount of a Participating Entity's QNEC, as determined with the approval of the Corporation, on behalf of each such eligible Participant shall equal one of the following:

             (a) The same percentage of the eligible Participant's Compensation as the Participating Entity contributed as a QNEC for the Plan Year on behalf of each other eligible Participant employed by the Participating Entity; or

             (b) The same dollar amount as the Participating Entity contributed as a QNEC for the Plan Year on behalf of each other eligible Participant employed by the Participating Entity; or

             (c) A combination of (a) and (b).

             For this purpose, an eligible Participant is a Participant who is a Nonhighly Compensated Employee for the Plan Year with respect to which such QNEC is made.

             QNECs shall be contributed to the Trust by the Participating Entities no later than the end of the following Plan Year. Any QNEC made on behalf of a Participant for a Plan Year shall be allocated to the Participant's QNEC Account as of the last day of the Plan Year. The actual allocation shall be made as soon as practicable after the contribution is paid to the Trustee.

     2.6     Special Rules.

             The following special rules shall apply for purposes of this
Article 2:

             (a) The amount of Excess Deferrals to be distributed to a Participant for a calendar year pursuant to Section 2.1 of this Appendix I shall be reduced by the amount of any Excess Contributions previously distributed to such Participant for the Plan Year ending within such calendar year;

             (b) The amount of Excess Contributions to be distributed to a Participant for a Plan Year pursuant to Section 2.2 of this Appendix I shall be reduced by the amount of any Excess Deferrals previously distributed to such Participant for the calendar year ending with such Plan Year;

             (c) If, after a distribution of Excess Deferrals or Excess Contributions (or both) under this Article 2, a Participant's aggregate remaining Salary Deferrals and Employee Contributions are less than 6% of his or her Compensation for a Plan Year, any Matching Contributions that relate to such Excess Deferrals and Excess Contributions, together with any income allocable to such Matching Contributions, shall be forfeited;

             (d) For purposes of applying the limitation described in Section
     2.2 of this Appendix I, the Actual Deferral Percentage of any Highly Compensated Employee who is eligible to make Salary Deferrals and to make elective deferrals (within the meaning of section 402(g)(3) of the Code) under any other plans, contracts or arrangements of the

     Affiliated Group shall be determined as if all such Salary Deferrals and elective deferrals were made under a single arrangement; provided, however, that plans, contracts and arrangements shall not be treated as a single arrangement to the extent that Treasury Regulation section
     1.401(k)-1(b)(3)(ii)(B) prohibits aggregation;

             (e) In the event that this Plan is aggregated with one or more other plans in order to satisfy the requirements of Code section 401(a)(4), 401(k) or 410(b), then all such aggregated plans, including the Plan, shall be treated as a single plan for all purposes under all such Code sections (except for purposes of the average benefit percentage provisions of Code section 410(b)(2)(A)(ii));

             (f) In the event that the mandatory disaggregation rules of Treasury Regulation section 1.401(k)-1(b)(3)(ii)(B) apply to the Plan, or to the Plan and other plans with which it is aggregated as described in Subsection (d) above, then the limitation described in Section 2.2 of this Appendix I shall be applied as if each mandatorily disaggregated portion of the Plan (or aggregated plans) were a single arrangement;

             (g) The Actual Deferral Percentage of any of the 10 most highly compensated Highly Compensated Employees or any five-percent owner shall be determined by combining the Aggregate 401(k) Contributions and Section 414(s) Compensation of such top-10 Highly Compensated Employee or five-percent owner with the Aggregate 401(k) Contributions and Section 414(s) Compensation of any Employees who are Family Members of such top-10 Highly Compensated Employee or five-percent owner;

             (h) Any Excess Contributions of any of the 10 most highly compensated Highly Compensated Employees or five-percent owner affected by the family-aggregation rules described in Subsection (g) of this Section
     2.6 shall be allocated among the individuals in each family aggregation group in proportion to the Aggregate 401(k) Contributions of each such individual; and

             (i) Income (and loss) allocable to Excess Contributions for the Plan Year shall be determined pursuant to the provisions for allocating income (and loss) to a Participant's Accounts under Section 17.6 of the Plan.

     2.7     Prospective Limitations on Salary Deferrals.

             At any time, the Committee (at its sole discretion) may reduce the maximum rate at which any Participant may make Salary Deferrals to the Plan, or the Committee may require that any Participant discontinue all Salary Deferrals, in order to ensure that the limitations described in this Article 2 are met. Any reduction or discontinuance of Salary Deferrals may be applied selectively to individual Participants or to particular classes of Participants, as the Committee may determine. Upon such date as the Committee may determine, this
Section 2.7 shall
automatically cease to apply until the Committee again determines that a reduction or discontinuance of Salary Deferrals is required for any Participant.

ARTICLE 3.  Average Contribution Percentage Limitations

     3.1     Average Contribution Percentage Limitation.

             The Plan shall satisfy the average contribution percentage test, as provided in section 401(m)(2) of the Code and section 1.401(m)-1 of the regulations issued thereunder. Subject to the special rules described in Section
3.6 of this Appendix I, the Aggregate 401(m) Contributions of Highly Compensated Employees shall not exceed the limits described below:

             (a) An Actual Contribution Percentage shall be determined for each individual who, at any time during the Plan Year, is a Participant (including a suspended Participant) or is eligible to participate in the Plan, which Actual Contribution Percentage shall be the ratio, computed to the nearest one-hundredth of one percent, of the individual's Aggregate 401(m) Contributions for the Plan Year to the individual's Section 414(s) Compensation for the Plan Year;

             (b) The Actual Contribution Percentages (including zero percentages) of Highly Compensated Employees and Nonhighly Compensated Employees shall be separately averaged to determine each group's Average Contribution Percentage; and

             (c) The Aggregate 401(m) Contributions of Highly Compensated Employees shall constitute Excess Aggregate Contributions and shall be reduced, pursuant to Sections 3.2 and 3.3 of this Appendix I, to the extent that the Average Contribution Percentage of Highly Compensated Employees exceeds the greater of (i) 125 percent of the Average Contribution Percentage of Nonhighly Compensated Employees or (ii) the lesser of (A) 200 percent of the Average Contribution Percentage of Nonhighly Compensated Employees or (B) the Average Contribution Percentage of Nonhighly Compensated Employees plus two percentage points.

     3.2 Allocation of Excess Aggregate Contributions to Highly Compensated Employees.

             Any Excess Aggregate Contributions for a Plan Year shall be allocated to Highly Compensated Employees by use of a leveling process, whereby the Actual Contribution Percentage of the Highly Compensated Employee with the highest Actual Contribution Percentage is reduced to the extent required to (a) eliminate all Excess Aggregate Contributions or (b) cause such Highly Compensated Employee's Actual Contribution Percentage to equal the Actual Contribution Percentage of the Highly Compensated Employee with the next-highest Actual Contribution Percentage. Such leveling process shall be repeated until all Excess Aggregate Contributions for such Plan Year are allocated to Highly Compensated Employees.

     3.3     Distribution of Excess Aggregate Contributions.

             Excess Aggregate Contributions allocated to any Highly Compensated Employee for the Plan Year pursuant to Section 3.2 of this Appendix I, together with any income or loss allocable to such Excess Aggregate Contributions, shall be eliminated as follows:

             (a) First, to the extent required, Employee Contributions made by such Highly Compensated Employee for such Plan Year that are not matched pursuant to Section 5.2 of the Plan shall be distributed to such Highly Compensated Employee;

             (b) Then, to the extent required, Employee Contributions made by such Highly Compensated Employee for the Plan Year that are matched pursuant to Section 5.2 of the Plan together with Matching Contributions attributable to such Employee Contributions shall be eliminated by distributing such Employee Contributions and the vested portion of such Matching Contributions to such Highly Compensated Employee and by forfeiting the nonvested portion of such Matching Contributions and applying such forfeited portion in the manner described in Section 12.4 of the Plan.

All such distributions and forfeitures shall be made not later than the March 15 next following the close of such Plan Year, if possible, and in any event no later than the December 31 next following the close of such Plan Year.

     3.4     Use of Salary Deferrals.

             The Committee, in its sole discretion, may include all or a portion of the Salary Deferrals for a Plan Year in Aggregate 401(m) Contributions taken into account in applying the Average Contribution Percentage limitation described in Section 3.1 of this Appendix I for such Plan Year, provided that the requirements of Treasury Regulation section 1.401(m)-1(b)(5) are satisfied.

     3.5     Corrective QNECs.

             The Committee, in its sole discretion, may include all or a portion of the QNECs made pursuant to Section 2.5 of this Appendix I for a Plan Year in Aggregate 401(m) Contributions taken into account in applying the Average Contribution Percentage limitation described in Section 3.1 of this Appendix I for such Plan Year, provided that the requirements of Treasury Regulation section 1.401(m)-1(b)(5) are satisfied.

     3.6     Special Rules.

             The following special rules shall apply for purposes of this
Article 3:

             (a) If, after a distribution of Excess Aggregate Contributions under this Article 3, a Participant's aggregate remaining Salary Deferrals and Employee Contributions are less than 6% of his or her Compensation for a Plan Year, any Matching Contributions that related to such Excess Aggregate Contributions, together with any income allocable to such Matching Contributions, shall be forfeited.

             (b) For purposes of applying the limitation described in Section
     3.1 of this Appendix I, the Actual Contribution Percentage of any Highly Compensated Employee who is eligible to participate in the Plan and to make employee contributions or receive an allocation of matching contributions (within the meaning of section 401(m)(4)(A) of the Code) under any other plans, contracts or arrangements of the Affiliated Group shall be determined as if Matching Contributions allocated to such Highly Compensated Employee's Accounts and all such employee contributions and matching contributions were made under a single arrangement;

             (c) In the event that this Plan is aggregated with one or more other plans in order to satisfy the requirements of Code section 401(a)(4), 401(m) or 410(b), then all such aggregated plans, including the Plan, shall be treated as a single plan for all purposes under all such Code sections (except for purposes of the average benefit percentage provisions of Code section 410(b)(2)(A)(ii));

             (d) In the event that the mandatory disaggregation rules of Treasury Regulation section 1.401(m)-1(b)(3)(ii) apply to the Plan, or to the Plan and other plans with which it is aggregated as described in Subsection (c) above, then the limitation described in Section 3.1 of this Appendix I shall be applied as if each mandatorily disaggregated portion of the Plan (or aggregated plans) were a single arrangement;

             (e) The Actual Contribution Percentage of any of the 10 most highly compensated Highly Compensated Employees or any five-percent owner shall be determined by combining the Aggregate 401(m) Contributions and Section 414(s) Compensation of such top-10 Highly Compensated Employee or five-percent owner with the Aggregate 401(m) Contributions and Section 414(s) Compensation of any Employees who are Family Members of such top-10 Highly Compensated Employee or five-percent owner;

             (f) Any Excess Aggregate Contributions of any of the 10 most highly compensated Highly Compensated Employees or five-percent owner affected by the family-aggregation rules described in Subsection (d) of this Section
     3.6 shall be allocated among the individuals in each family aggregation group in proportion to the Aggregate 401(m) Contributions of each such individual; and

             (g) Income (and loss) allocable to Excess Aggregate Contributions for the Plan Year shall be determined pursuant to the provisions for allocating income (and loss) to a Participant's Accounts under Section 17.6 of the Plan.

ARTICLE 4.  Multiple-Use Limitations

     4.1     Applicability of the Multiple-Use Limitation.

             The limitation described in this Article 4 shall apply only if, for a Plan Year, after the limitations of Articles 2 and 3 of this Appendix I are applied:

             (a) The Average Deferral Percentage of Highly Compensated Employees
     (i) exceeds 125 percent of the Average Deferral Percentage of Nonhighly Compensated Employees, but (ii) does not exceed the lesser of (A) 200 percent of the Average Deferral Percentage of Nonhighly Compensated Employees or (B) the Average Deferral Percentage of Nonhighly Compensated Employees plus two percentage points; and

             (b) The Average Contribution Percentage of Highly Compensated Employees (i) exceeds 125 percent of the Average Contribution Percentage of Nonhighly Compensated Employees, but (ii) does not exceed the lesser of (A) 200 percent of the Average Contribution Percentage of Nonhighly Compensated Employees or (B) the Average Contribution Percentage of Nonhighly Compensated Employees plus two percentage points.

     4.2     Multiple-Use Limitation.

             The sum of the Average Deferral Percentage and Average Contribution Percentage of Highly Compensated Employees shall not exceed the greater of (a) or (b) below.

             (a) This limit equals the sum of:

                   1.25 times the greater of the Average Deferral Percentage or Average Contribution Percentage of Nonhighly Compensated Employees; and

                   The lesser of (i) 200 percent of the lesser of the Average Deferral Percentage or Average Contribution Percentage of Nonhighly Compensated Employees, or (ii) the lesser of the Average Deferral Percentage or Average Contribution Percentage of Nonhighly Compensated Employees plus two percentage points.

             (b) This limit equals the sum of:

                   1.25 times the lesser of the Average Deferral Percentage or Average Contribution Percentage of Nonhighly Compensated Employees; and

                    The lesser of (i) 200 percent of the greater of the Average Deferral Percentage or Average Contribution Percentage of Nonhighly Compensated Employees, or (ii) the greater of the Average Deferral Percentage or Average Contribution Percentage of Nonhighly Compensated Employees plus two percentage points.

     4.3     Correction of Multiple-Use Limitation.

             To the extent necessary, the limitation of Section 4.2 of this Appendix I shall be satisfied by one or more of the following methods: (a) the allocation of corrective QNECs in the manner set forth in Sections 2.5 or 3.5 of this Appendix I, or (b) the distribution of Aggregate 401(m) Contributions (and income or loss allocable thereto) to Highly Compensated Employees in the manner set forth in Sections 3.2 and 3.3 of this Appendix I, followed by the distribution of Aggregate 401(k) Contributions (and income or loss allocable thereto) to Highly Compensated Employees in the manner set forth in Sections 2.3 and 2.4 of this Appendix I.

ARTICLE 5.  Allocation Limitations.

     5.1     Limitation on Contributions.

             The Annual Additions allocated or attributed to a Participant for any calendar year shall not exceed the lesser of the following:

             (a) $30,000 (or, if greater, 25% of the dollar limitation in effect under Code section 415(b)(1)(A)); or

             (b) 25% of the Participant's Section 415 Compensation for such year.

             If a Participant's Annual Additions would exceed the foregoing limitation, then such Annual Additions shall be reduced by reducing the components thereof as necessary in the order in which they are listed in Section
1.3 of this Appendix I; provided however, that any such reduction required for the 1994 calendar year shall be accomplished by reducing the components of a Participant's Annual Addition by ordering the subsections in Section 1.3 in the sequence (c), (a), (d), (e), (f), (g), (b). Any amounts so reduced shall not be taken into account for purposes of applying the limitations of Articles 2, 3 and 4 of this Appendix I.

     5.2     Effect on Future Contributions

             Articles 3, 4, 5 and 6 notwithstanding, the Salary Deferrals and Employee Contributions that a Participant is permitted to make and his or her participation in the allocation of Company Contributions and Allocable Forfeitures shall cease when required by Section 5.1 of this Appendix I. The aggregate amount of the Company Contributions that otherwise would be made under Articles 3, 5 and 6 shall be reduced accordingly. Any Forfeitures that cannot be reallocated to any Participant by reason of this Article 5 shall be credited to the suspense account described in Section 5.5 of this Appendix I. No Participant shall be affected by this Article 5 in any manner unless a cessation of his or her Salary Deferrals or Employee Contributions and his or her participation in the allocation of Company Contributions and Allocable Forfeitures is required in order to prevent his or her Annual Additions from exceeding the limitation described in Section 5.1 of this Appendix I.

     5.3     Return of Prior Salary Deferrals and Employee Contributions

             If the amount of any prior Salary Deferral or Employee Contribution (or both) is determined to have been excessive by reason of this Article 5, then the amount of such excess (adjusted to reflect any earnings, appreciation or losses attributable to such excess shall be refunded by the Trustee in cash to the Participant who made such Salary Deferral or Employee Contribution.

     5.4     Combined Limitation on Benefits and Contributions.

             The sum of a Participant's defined-benefit plan fraction and his or her defined-contribution plan fraction shall not exceed 1.0 with respect to any calendar year. For purposes of this Section 5.2, the terms "defined-benefit plan fraction" and "defined-contribution plan fraction" shall have the meaning given to such terms by section 415(e) of the Code and the regulations thereunder. If a Participant would exceed the foregoing limitation, then such Participant's benefits under any qualified defined-benefit plan that may be maintained by the
Section 415 Employer Group shall be reduced as necessary to allow his or her Annual Additions to equal the maximum permitted by Section 5.1 of this Appendix I.

     5.5     Excess Company Contributions.

             If, as a result of the reallocation of Forfeitures or a reasonable error in estimating a Participant's Compensation or Section 415 Compensation, the Annual Additions (other than Salary Deferrals and Employee Contributions) allocated to a Participant for any calendar year must be reduced to meet the limitation described in Section 5.1 of this Appendix I, then the excess shall be transferred to a suspense account. Any gains, income or losses attributable to the suspense account shall be allocated to such account. All amounts credited to the suspense account shall be applied to reduce Company Contributions for the next Plan Year, and for succeeding Plan Years if necessary. Such amounts shall be allocated among Participants pursuant to Articles 3, 5 and 6 of the Plan until the suspense account is exhausted (subject to this Article 5). No Company Contributions, Salary Deferrals, or Employee Contributions shall be made as long as any amount remains in the suspense account. The suspense account shall be invested as part of the Money Market Fund.